Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274194

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 29, 2023)

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

$6,000,000 of Senior Convertible Notes and

2,191,381 Ordinary Shares Issuable upon Conversion of the Senior Convertible Notes

This prospectus supplement and the accompanying base prospectus relate to the “best efforts” primary offering of $6,000,000 of 7% OID senior convertible notes, due December 31, 2024 (the “Registered Notes”), to certain institutional investors (the “Investors”), which are convertible into up to 2,191,381 ordinary shares (the “Conversion Shares”), par value $0.0005 per share (the “Ordinary Shares”) of Meihua International Technologies Co., Ltd. (the “Company”), at an assumed conversion price $2.738 per share. The Registered Notes are being issued to the Investors pursuant to a securities purchase agreement, dated December 27, 2023, by and between the Company and each of the Investors (the “Securities Purchase Agreement”). The Conversion Shares are subject to adjustment in accordance with the terms of the Registered Notes.

In a concurrent private placement (the “Private Placement”), we are also selling to the Investors warrants (the “Warrants”) to purchase up to an additional 1,205,255 Ordinary Shares, exercisable at $2.9869 per share (the “Warrant Shares”). The Warrants and the Warrant Shares are being offering pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The issuance of the Registered Notes and the Warrants together are collectively referred to as the “First Closing.”

In addition, subject to the conditions set forth in the Securities Purchase Agreement, we also agreed to sell the Investors, from time to time, up to an additional $44,500,000 in aggregate principal amount of the Company’s senior convertible notes, issuable at a 7.0% original issue discount (the “Additional Notes,” together with the Registered Notes, collectively referred to as the “Notes”), and accompanying Ordinary Share purchase warrants (the “Additional Warrants,” together with the Warrants issued in the First Closing, the “Purchase Warrants”) with five-year terms and exercisable for a number of Ordinary Shares equal to 50% of the number obtained from dividing each Additional Note’s principal amount by the applicable VWAP (as defined in the Securities Purchase Agreement), subject to adjustment pursuant to the terms of the Purchase Warrants and a 4.99% beneficial ownership limitation.

Such Additional Notes, the Ordinary Shares issuable from time to time upon conversion of such Additional Notes, the Additional Warrants and the Ordinary Shares issuable from time to time upon exercise of the Additional Warrants, all of which have not yet been sold, are not being registered herein and, if sold, will either be sold pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act.

The Registered Notes are convertible at the lower of (i) $2.738 per share (or 110% of the VWAP of the Ordinary Shares on December 27, 2023) or (ii) a price per share equal to 95% of the lowest VWAP of the Ordinary Shares during the seven trading day period immediately preceding the applicable conversion date, subject to certain adjustments and a 4.99% beneficial ownership limitation. The Registered Notes do not bear interest except upon the occurrence of an event of default thereunder, mature 364-day days after their issuance, and must be redeemed by the Company at a premium in the event of (i) a Subsequent Financing (as defined in the Securities Purchase Agreement), (ii) a Change of Control (as defined in the Securities Purchase Agreement) and (iii) certain equity conditions listed therein.

We may redeem the Registered Notes at a premium in the event that we deem it in our best interest to do so, such as if we believe an event of default under the Registered Notes is imminent. The Registered Notes contain certain other covenants and events of default customary for similar transactions.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire base prospectus and prospectus supplement and any amendments or supplements carefully before you make your investment decision.

We have utilized the home country rule exemption in relation to the placement and elected to be exempt from the Nasdaq Marketplace Rule 5635(d), and notified Nasdaq of our decision to exercise such exemption. Please see “Implications of Being a Foreign Private Issuer” in this prospectus supplement.

We do not intend to apply to list the Registered Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. Our Ordinary Shares are listed on the Nasdaq, under the symbol “MHUA.” On December 27, 2023, the closing sale price of our Ordinary Shares was $2.71 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of December 27, 2023, was approximately $21,688,439, which was calculated based on 8,003,114 Ordinary Shares held by non-affiliates and the price of $2.71 per share, which was the closing price of our Ordinary Shares on Nasdaq on December 27, 2023. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of the accompanying prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary - Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary - Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-18 of this prospectus supplement and risk factors set forth in our most recent annual report on Form 20-F, as amended (the “2022 Annual Report”), in other reports incorporated herein by reference, and in the accompanying base prospectus at page 20 under the heading “Risk Factors.”

Unless otherwise stated, as used in this prospectus supplement, “Meihua,” refers to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, and depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “Meihua International” refer to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, its subsidiaries, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”), Yangzhou Huada Medical Device Co., Ltd. (“Yangzhou Huada”), Jiangsu Yada Technology Group Co., Ltd. (“Jiangsu Yada”), Jiangsu Huadong Medical Device Industrial Co., Ltd. (“Jiangsu Huadong”), Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui”), Hainan Guoxie Technology Group Co., Ltd. (“Hainan Guoxie”) and Hainan Ruiying Technology Co., Ltd. (“Hainan Ruiying”). Guanghui was dissolved on June 1, 2023. See “Prospectus Supplement Summary — Company Overview.”

Meihua is a holding company which was incorporated under the laws of the Cayman Islands on November 10, 2020 by our shareholder Yongjun Liu. Meihua’s direct subsidiary is Kang Fu International Medical, a Hong Kong company. Kang Fu International Medical was incorporated on October 13, 2015 by four shareholders, Yongjun Liu, Yin Liu, Ace Capital Limited and King Tai International Holding Limited. On November 22, 2019, Yongjun Liu acquired 9,300,000 shares in Kang Fu International Medical from Ace Capital Limited and 4,500,000 shares in Kang Fu International Medical from King Tai International Holding Limited, respectively. Upon consummation of such share transfer, Yongjun Liu and Yin Liu constituted all of the shareholders of Kang Fu International Medical, holding 100% of the shares of Kang Fu International Medical. On December 21, 2020, Meihua in turn acquired 41,400,000 shares (69% of the outstanding shares) from Yongjun Liu and 18,600,000 shares (31% of the outstanding shares) from Yin Liu, respectively, resulting in Kang Fu International Medical becoming Meihua’s wholly owned subsidiary. In exchange for the acquisition on Kang Fu, Meihua issued a total of 15,935,000 Ordinary Shares to Mr. and Mrs. Liu, who in turn transferred their shares to Bright Accomplish Limited, a holding company for which they are the sole shareholders, on December 21, 2020. Bright Accomplish Limited is Meihua’s controlling shareholder, holding approximately 66.56% of Meihua’s Ordinary Shares as of the date of this prospectus supplement. As such, we are a “controlled company” under Nasdaq Listing Rules 5615(c) and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. However, we do not intend to avail ourselves of such corporate governance exemptions. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China — We are a “controlled company” within the meaning of the Nasdaq listing rules and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in the 2022 Annual Report.

Meihua is not a Chinese operating company, but a Cayman Islands holding company with operations conducted by its subsidiaries located in mainland China. Meihua owns 100% of Kang Fu International Medical. Kang Fu International Medical owns 100% of Yangzhou Huada and 55% of Hainan Guoxie. Yangzhou Huada owns 100% of Jiangsu Yada. Jiangsu Yada, in turn, owns 100% of Jiangsu Huadong. Jiangsu Huadong, in turn, owns 100% of the equity interests of Guanghui, which was dissolved on June 1, 2023. Jiangsu Huadong owns 51% of Hainan Ruiying.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, pursuant to which the overseas entity listed in the U.S., Meihua International Medical Technologies Co., Ltd. (“Meihua” or Meihua International”), directly controls Yangzhou Huada Medical Device Co., Ltd (“Yangzhou Huada”) (the “WFOE”) and other domestic operating entities which are directly owned through the Hong Kong company, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”).

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Meihua International at the close of securities offerings, the funds can be directly transferred to Kang Fu International Medical, and then transferred to subordinate operating entities through the WFOE.

While we don’t presently intend to issue dividends to our shareholders, if the Company distributes dividends to our shareholders in the future, we will transfer the dividends to Kang Fu in accordance with the laws and regulations of the PRC, and then Kang Fu will transfer the dividends to Meihua International and the dividends will then be distributed from Meihua International to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	Cash transfers occurred among the Company and its subsidiaries are fully eliminated in the consolidated financial statements and summarized as below:

	From January 1, 2023 to December 31, 2023 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (1)	-	$(1,000,000)	$1,000,000

(1)	Kang Fu International Medical transferred $1,000,000 to Yangzhou Huada, one of the PRC subsidiaries, as working capital loan.

	For the year ended December 31, 2022 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Meihua to Kang Fu International Medical (1)	$(26,010,150)	$26,010,150	-
Cash transferred from Kang Fu International Medical to Meihua (2)	$390	$(390)	-
Cash transferred from Kang Fu International Medical to PRC subsidiaries (3)	-	$(20,389,970)	$20,389,970
Cash transferred from PRC subsidiaries to Kang Fu International Medical (4)	-	$130,000	$(130,000)

(1)	Meihua transferred $26,010,150 to Kang Fu International Medical as a working capital loan.

(2)	Kang Fu International Medical transferred $390 to Meihua for repayment of a working capital loan.

(3)	Kang Fu International Medical contributed $20,389,970 to PRC subsidiaries as a capital contribution.*

(4)	Yangzhou Huada, one of the PRC subsidiaries, transferred $130,000 to Kang Fu International Medical as a working capital loan.

*	On February 18, 2022, the Company closed its initial public offering of Ordinary Shares and received approximately US$35 million. In March and April 2022, the Company transferred approximately US$26.0 million to Kang Fu International Medical for working capital purpose then Kang Fu International Medical made capital injections aggregating approximately US$20.4 million to PRC subsidiaries - Yangzhou Huada and Hainan Guoxie.

	For the year ended December 31, 2021 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (5)	-	$(46,297)	$46,297
Cash transferred from PRC subsidiaries to Kang Fu International Medical (6)	-	$768,042	$(768,042)

(5)	Kang Fu International Medical transferred $46,297 to PRC subsidiaries for repayment of a working capital loan.

(6)	Yangzhou Huada, one of the PRC subsidiaries, transferred $768,042 to Kang Fu International Medical as a working capital loan.

	For the year ended December 31, 2020 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from PRC subsidiaries to Kang Fu International Medical (7)	-	$499,998	$(499,998)

(7)	Yangzhou Huada, one of the PRC subsidiaries, transferred $499,998 to Kang Fu International Medical as a working capital loan.

4.	As of the date of this prospectus supplement, no dividends or other distributions have been made to date from our subsidiaries to our holding company nor have we or any of our subsidiaries ever paid dividends or made distributions to U.S. investors to date. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends for the near term.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Meihua faces various legal and operational risks and uncertainties as a company with its principal subsidiaries based in and primarily operating in China. Most of Meihua’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Because the laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties in practice. As a result, the application, interpretation, and enforcement of new and existing laws and regulations are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. In particular, recent statements and regulatory actions by China’s government, such as those related to data security or anti-monopoly concerns, as well as the ability of Public Company Accounting Oversight Board, or the PCAOB, to inspect our auditors, may impact our Company’s ability to conduct our business, accept foreign investments, or be listed on a U.S. or other foreign stock exchange. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China” in the 2022 Annual Report.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus supplement, Meihua and its PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction.

As of the date of this prospectus supplement and according to the currently in-effect PRC laws and regulations, we do not believe that we and our PRC subsidiaries are subject to the cybersecurity review, reporting or other permission requirements by the CAC under the applicable PRC cybersecurity laws and regulations with respect to the offering of our securities or the business operations of our PRC Subsidiaries, because neither we nor any of our PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users.

In addition, we also believe that, as of the date of this prospectus supplement, we (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission, or the CSRC, the CAC or any other entity that is required to approve our PRC subsidiaries’ operations, and (3) have not received or otherwise been denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five relevant supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either by direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. The New Overseas Listing Rules set forth the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in the accompanying prospectus and “Risk Factors — Risk Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC governmental authorities may be required in connection with our offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval or complete such filing” in this prospectus supplement. As a result, we will be required to file with the CSRC within three business days after the completion of this offering. We may be subject to orders to rectify, warnings and fines if we fail to comply with the requirements under the Trial Measures. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organize or instigate the breach, they will be fined between RMB1 million and RMB10 million. In addition to the above filing requirements, the New Overseas Listing Rules also requires an issuer to report to the CSRC within three business days after occurrence of any the following events: (i) a change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

As a result of the legal and operational risks associated with us being based in and having our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China” in the 2022 Annual Report.

In addition, our Ordinary Shares may be delisted from Nasdaq or prohibited from being traded over the counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) and related regulations if the PCAOB is unable to inspect our auditor for two consecutive years beginning in 2022. Our auditor is subject to inspection by the PCAOB on a regular basis and has not been subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained a provision to amend the HFCA Act by requiring the U.S. Securities and Exchange Commission , or the SEC, to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the Holding Foreign Companies Accountable Act. Our auditor, Kreit & Chiu CPA LLP, is headquartered in New York, NY with its office at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, and is subject to inspection by the PCAOB on a regular basis. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading” in the 2022 Annual Report.

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production license for Class II and III disposable medical devices and production filing for Class I disposable medical device, operation license for Class III disposable medical devices and operation filing for Class II disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus supplement, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC.

However, if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations. See “Item 3. Key information — D. Risk Factors — Risks Related to Our Business and Industry — If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions, and results of operations” in the 2022 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is December 27, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby. The second part is the accompanying prospectus, dated September 29, 2023, included in the registration statement on Form F-3, as amended (File No. 333-274194), which was declared effective on September 29, 2023, including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the Company’s securities being registered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before investing in the Ordinary Shares.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any related free writing prospectus prepared by us or on our behalf to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, as used in this prospectus supplement, “Meihua,” refers to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, and depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “Meihua International” refer to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, its subsidiaries, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”), Yangzhou Huada Medical Device Co., Ltd. (“Yangzhou Huada”), Jiangsu Yada Technology Group Co., Ltd. (“Jiangsu Yada”), Jiangsu Huadong Medical Device Industrial Co., Ltd. (“Jiangsu Huadong”), Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui”), Hainan Guoxie Technology Group Co., Ltd. (“Hainan Guoxie”) and Hainan Ruiying Technology Co., Ltd. (“Hainan Ruiying”). Guanghui was dissolved on June 1, 2023..

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement, Taiwan, Hong Kong, and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. dollars” refers to the legal currency of the United States.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the “Business Overview,” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, as applicable, including our most recent annual report on Form 20-F, as well as any amendments thereto (the “2022 Annual Report”), filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward- looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward- looking statements include, without limitation, statements regarding:

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our estimates regarding revenues, cash flows, capital requirements and our need for additional financing;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

The accuracy of these forward-looking statements depends upon a number of known and unknown risks and events. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made; and, except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should refer to “Risk Factors” in this prospectus supplement, the accompanying prospectus and “Item 3. Key information — D. Risk Factors” to our 2022 Annual Report incorporated by reference, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should read this prospectus supplement, together with the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is generally reliable, such information is inherently imprecise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read “Risk Factors” beginning on page S-18 of this prospectus supplement, “Item 3 —  D. Risk Factors” in our2022 Annual Report, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, for more information about important risks that you should consider before making a decision to invest in our securities.

Company Overview

Meihua International is a Cayman Islands exempted company incorporated on November 10, 2020. Kang Fu International is our wholly owned subsidiary formed in Hong Kong on October 13, 2015. We operate our business through our operating subsidiaries in China, namely 1) Yangzhou Huada, a wholly foreign owned subsidiary of Kang Fu International Medical, formed on December 24, 2001, located in Yangzhou, Jiangsu Province, PRC; 2) Jiangsu Yada, a wholly owned subsidiary of Yangzhou Huada, formed on December 5, 1991, located in Yangzhou, Jiangsu Province, PRC; 3) Jiangsu Huadong, a wholly owned subsidiary of Jiangsu Yada, formed on November 18, 2000, located in Yangzhou, Jiangsu Province, PRC, 4) Hainan Guoxie Technology Group Co., Ltd., or Hainan Guoxie, of which Kang Fu owns 55% shares, formed on October 7, 2021, located in Qionghai City, Hainan Province, and 5) Hainan Ruiying Technology Co., Ltd., or Hainan Ruiying, of which Jiangsu Huadong owns 51% shares, form on October 25, 2023, located in Hainan Free Trade Port Boao Hope City, Hainan Province.

Through our operating subsidiaries in the PRC, Yangzhou Huada, Jiangsu Yada, Jiangsu Huadong, Hainan Guoxie, and Hainan Ruiying, we are mainly specialized in the research, development, manufacturing and sales of Class I, Class II and Class III disposable medical devices both domestically and internationally.

Pursuant to the Regulations on the Supervision and Administration of Medical Devices promulgated on January 4, 2000, which is effective on June 1, 2014 and amended by the State Council on May 4, 2017, medical devices are classified into the following three categories based on the degree of risk.

Class	Standard (per PRC National Medical Device Management regulations)
I	Class I medical devices shall refer to those devices with low level of risks and whose safety and effectiveness can be ensured through routine administration.
II	Class II medical devices shall refer to those devices with moderate risks that must be strictly controlled and regulated to ensure their safety and effectiveness.
III	Class III medical devices shall refer to those devices with relatively high risks that must be strictly controlled and regulated through special measures to ensure their safety and effectiveness.

We provide our customers with one-stop solution for a variety of safety and quality disposable medical devices. The safety and quality of disposable medical devices are always our core values. We attribute our success to our sustainable and organic growth driven by our capacity expansion based on market demand, our deep understanding of our target end markets and our sound relationships with our customers, distributors, independent sales agents, and suppliers.

Our Revenue Model

We generate revenues through 1) manufacturing and sales of Class I, II, III disposable medical devices under our own brands, 2) resales of Class I, II, III disposable medical devices sourced by us from other manufacturers. For the fiscal years ended December 31, 2022, 2021, and 2020, we recognized $103,346,341, $104,037,710, and $89,061,010, respectively, in revenues, of which our own brand sales accounted for 48.88%, 46.19%, and 49.94%, respectively, and the resales of sourced disposable medical devices from other manufactures accounted for 51.12%, 53.81%, and 50.06%, respectively.

Our disposable medical devices reach end users both domestically and internationally. For the fiscal years ended December 31, 2022, 2021, and 2020, our total sales to domestic direct end users customers and domestic distributor customers accounted for 99.52%, 85.78%, and 81.90% of our revenues, respectively. For the fiscal years ended December 31, 2022, 2021, and 2020, our sales to overseas distributing customers accounted for 0.48%, 14.22%, and 18.10%, respectively, of our revenues.

We sell disposable medical devices through our direct sales force and distributors. For the fiscal years ended December 31, 2022, 2021, and 2020, our sales through direct sale channels accounted for 9.16%, 9.13%, and10.59%, respectively, of our revenues, and our sales through distributors accounted for 90.84%, 90.87%, and 89.41%, respectively, of our revenues, of which domestic distributors accounted for 90.36%, 76.65%, and 71.31%, respectively, and exporting distributors accounted for 0.48%,14.22%, and 18.10%, respectively, of our revenues.

Our Products

Our products are sold throughout the PRC. Internationally, our products are exported to more than 30 countries, including Europe, North America, South America, Asia, Africa and Oceania.

Our current product portfolio (consisting of both self-manufactured and out-sourced products) includes: 1) Class I disposable medical devices, such as, disposable medical X-ray films, medical dry films, dry laser imagers, gauze bandages, examination gloves, pharmaceutical packaging materials and containers, low-density polyethylene (LDPE) bottles for eye drops, high-density polyethylene (HDPE) bottles for tablets, etc.; 2) Class II disposable medical devices, such as, disposable full anesthesia kits, medical brush, woman’s examination kits, urethral catheterization kits, gynecological examination kits, endotracheal intubation, medical masks, anal bags, and suction connecting tube, etc.; and 3) Class III disposable medical devices, such as disposable infusion pumps, anesthesia puncture kits, electronic pumps, etc.

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production licenses for Class II and III disposable medical devices, an operation license for Class III disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus supplement, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC. In addition, we maintain a robust quality assurance system. We have received international “CE” certification and ISO 13485 system certification. We have also registered with the FDA (registration number: 3006554788, 3007912861) for more than 30 products as of the date hereof, including but not limited to ID bracelets, surgical tapes, elastic and adhesive bandages, which are all FDA Class I products.

Our operating subsidiaries in the PRC focus on the manufacturing and sales of disposable medical devices as follows:

Yangzhou Huada

Yangzhou Huada mainly manufactures and sells Class I disposable medical devices, such as disposable pharmaceutical packaging materials and containers using LDPE for eye drops and high-density polyethylene (“HDPE”) bottles for tablets, as well as disposable plastic baby bottles, NB/PSN rubber covers and 8.2mL folded spoons for tools and containers, etc.

Additionally, Yangzhou Huada is also engaged in the resales of Class I and II disposable medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

Jiangsu Yada

Jiangsu Yada mainly manufactures and sells both domestically and internationally 1) Class I disposable medical devices, such as medical dry imaging films; and 2) Class II disposable medical devices, such as disposable woman’s examination kits, suction connecting tubes, and Class II 6866 medical polymer materials and products (including but not limited to transfusion equipment and pipelines, endotracheal intubation for respiratory anesthesia or ventilation), etc.

In addition to above, Jiangsu Yada is also engaged in the domestic and international resales of 1) Class I and Class II disposable medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

Jiangsu Huadong

Jiangsu Huadong mainly manufactures and sales both domestically and internationally 1) Class I medical devices, such as medical x-ray films, multi-functional self-extracting X-ray film machines, dry films for medical use, gauze bandages, examination gloves, etc.; 2) Class II medical devices, such as disposable full anesthesia kits, urethral catheterization kits, gynecological examination kits, endotracheal intubation, medical masks, and various tubes, etc.; and 3) Class III medical devices, such as disposable infusion pumps, anesthesia puncture kits, electronic pumps, etc.

In addition to above, Jiangsu Huadong is also engaged in the domestic and international resales of Class I, II and III medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

Hainan Guoxie

Leveraging the geographical and policy advantages of Hainan Province, Hainan Guoxie aims to become a manufacturer of advanced and high-tech medical equipment in Hainan Province. As of the date of this prospectus supplement, Hainan Guoxie is under construction.

Hainan Ruiying

Hainan Ruiying is a trading and import-export company, aiming to introduce cutting-edge patented pharmaceuticals, medical technologies, and civilian household equipment from renowned markets like the United States and Japan to China. The core focus of Hainan Ruiying will be in acting as a portal and facilitating the introduction of new medical technology, devices, and equipment to the Chinese market, including state-of-the-art medical devices like hearing aids, ultrasonic earwax cleaners, and advanced blood glucose meters. As of the date of this prospectus supplement, the Company has not engaged in any business operations.

Our Holding Company Structure

The Registered Notes and Conversion Shares offered pursuant to this prospectus supplement are the securities of Meihua International, an exempted company which was incorporated under the laws of the Cayman Islands on November 10, 2020 by our shareholder Yongjun Liu. Meihua’s direct subsidiary is Kang Fu International Medical, a Hong Kong company. Kang Fu International Medical was incorporated on October 13, 2015 by four shareholders, Yongjun Liu, Yin Liu, Ace Capital Limited and King Tai International Holding Limited. On November 22, 2019, Yongjun Liu acquired 9,300,000 shares in Kang Fu International Medical from Ace Capital Limited and 4,500,000 shares in Kang Fu International Medical from King Tai International Holding Limited, respectively. Upon consummation of the share transfer, Yongjun Liu and Yin Liu constituted all of the shareholders of Kang Fu International Medical, holding 100% shares of Kang Fu International Medical. On December 21, 2020, Meihua in turn acquired 41,400,000 shares (69% of the outstanding shares) from Yongjun Liu and 18,600,000 shares (31% of the outstanding shares) from Yin Liu, respectively, resulting in Kang Fu International Medical becoming Meihua International’s wholly owned subsidiary. In exchange for the acquisition on Kang Fu, Meihua issued a total of 15,935,000 Ordinary Shares to Mr. and Mrs. Liu, who in turn transferred their shares to Bright Accomplish Limited, a holding company for which they are the sole shareholders, on December 21, 2020. Bright Accomplish Limited is Meihua International’s controlling shareholder, holding approximately 66.56% of Meihua International’s Ordinary Shares as of the date of this prospectus supplement.

Meihua International is not a Chinese operating company, but a Cayman Islands holding company with operations conducted by its subsidiaries located in mainland China. Meihua International operates its business through its indirect subsidiaries in China. Below is a list of Meihua International’s operating subsidiaries:

●	Yangzhou Huada Medical Device Co., Ltd., or Yangzhou Huada: a subsidiary wholly owned by Kang Fu International Medical and established in Yangzhou, Jiangsu Province, PRC on December 24, 2001 with a registered capital of $602,400, which manufactures and sells Class I disposable medical devices under our own brands, and distributes Class I and Class II disposable medical devices sourced from other manufacturers, to our domestic customers. Specifically, Yangzhou Huada mainly focuses on the manufacturing, sales and distributions of non-bottled products, such as brushes, ID bracelets for domestic sales.

●	Jiangsu Yada Technology Group Co., Ltd., or Jiangsu Yada: a subsidiary wholly owned by Yangzhou Huada and established in Yangzhou, Jiangsu Province, PRC on December 5, 1991 with a registered capital of RMB51,390,000, which manufactures and sells Class I and Class II disposable medical devices under our own brands, and distributes Class I and Class II disposable medical devices sourced from other manufacturers, to our domestic and overseas customers. Specifically, Jiangsu Yada mainly focuses on overseas sales.

●	Jiangsu Huadong Medical Device Industrial Co., Ltd., or Jiangsu Huadong: a subsidiary wholly owned by Jiangsu Yada and established in Yangzhou, Jiangsu Province, PRC on November 18, 2000 with a registered capital of RMB50,000,000, which manufactures and sells Class I, II and III disposable medical devices under our own brands, and distributes Class I, II and III disposable medical devices sourced from other manufacturers, to our domestic and overseas customers. Specifically, Jiangsu Huadong mainly focuses on the manufacturing, sales and distributions of polyethylene bottled products, such as eye drop bottles and tablet bottles.

●	Hainan Guoxie Technology Group Co., Ltd., or Hainan Guoxie: a subsidiary of which 55% of registered capital (subscribed but unpaid registered capital) was acquired by Kang Fu International Medical from an individual Qin Wang with nil consideration on July 6, 2022, in order to conduct local business activities in Hainan. Hainan Guoxie was established in Qionghai, Hainan Province, China on October 7, 2021 with a registered capital of RMB100,000,000.

●	Hainan Ruiying Technology Co., Ltd, or Hainan Ruiying: a subsidiary of which 51% of registered capital (subscribed but unpaid registered capital) is owned by J iangsu Huadong and established in Qionghai City, Hainan Province, China on October 25, 2023 with registered capital of RMB10,000,000 for purposes of serving as a trading and import-export company with a focus on facilitating the introduction of new medical technology, devices and equipment..

Meihua International owns 100% of Kang Fu International Medical. Kang Fu International Medical owns 100% of Yangzhou Huada and 55% of Hainan Guoxie. Yangzhou Huada owns 100% of Jiangsu Yada. Jiangsu Yada, in turn, owns 100% of Jiangsu Huadong. Jiangsu Huadong owns 51% of Hainan Ruiying. The following diagram illustrates the Company’s corporate structure as of the date of this prospectus supplement, including Meihua International’s principal subsidiary and their respective principal subsidiaries.

Key Information Related to Doing Business in China

Risks and Uncertainties Related to Doing Business in China

Meihua faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in China. Most of Meihua’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares,” and “— PRC’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.” as set forth in the 2022 Annual Report.

The PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Item 3 Key Information — D. Risk Factors — Risks Related to Our Business and Industry — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless”; and “— Uncertainties with respect to the PRC legal system could adversely affect us,” as set forth in the 2022 Annual Report.

In addition, our Ordinary Shares may be delisted from Nasdaq or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor for two consecutive years. Our auditor has been inspected by the PCAOB on a regular basis and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduces the number of consecutive non-inspection years required for triggering the listing and trading prohibitions from three years to two years,, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the Holding Foreign Companies Accountable Act. Our auditor, Kreit & Chiu CPA LLP, is headquartered in New York, NY with its office at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, and has been inspected by the PCAOB on a regular basis. See “Item 3 Key Information — D. Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading,” as set forth the 2022 Annual Report.

Permissions and Approvals Required to be Obtained from PRC Authorities for our Business Operations

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production license for Class II and III disposable medical devices and production filing for Class I disposable medical device, operation license for Class III disposable medical devices and operation filing for Class II disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus supplement, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC.

However, if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations. See “Item 3 Key Information — D. Risk Factors — Risks Related to Our Business and Industry — If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations,” as set forth the 2022 Annual Report.

Permissions and Approvals Required to be Obtained from PRC Authorities for our Securities Offerings

As of the date of this prospectus supplement, we believe that we and our PRC subsidiaries, (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this report, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and relevant five supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” Pursuant to the New Overseas Listing Rules, (i) in connection with our previous issuance of securities to foreign investors, neither we, nor our PRC subsidiaries are required to obtain any permissions or approvals from the CSRC, and (ii) should we decide to issue additional equity or equity-linked securities for listing overseas in the future, we are not required to obtain any permissions or approvals from any PRC government authorities, except for the requisite filing with the CSRC in connection with such issuance. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organizes or instigates the breach, they will be fined between RMB1 million and RMB10 million. In addition to above filing requirements, the Filings Rules also requires an issuer to report to the CSRC within three business days after occurrence of any the following events: (i) its change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

Summary of Risk Factors

Investing in our securities involves significant risks. Before making any investment in our securities, in addition to reviewing the summary risk factors set forth below, you should carefully consider all of the information in our 2022 Annual Report incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, any amendments thereto, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2022 Annual Report and in the section titled “Risk Factors” beginning on page S-18 of this prospectus supplement.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business and Industry” in the 2022 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	in connection with the initial public offering of our Ordinary Shares in February 2022, we entered into certain agreements with a Hong Kong entity pursuant to which we believe we were defrauded of in excess of $10 million; because we failed to disclose such agreements at the time of the initial public offering, regardless of the arguably fraudulent nature of such agreements, we may be subject to potential liabilities or litigation exposure as a result of such agreements;

●	our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates;

●	any failure to maintain effective quality control over our products and services could materially adversely affect our business;

●	due to the nature of our business, we may experience or be exposed to significant liability claims or complaints from customers, doctors, patients or hospitals, litigation and regulatory investigations and proceedings, such as claims arising in relation to medical device safety, or adverse publicity involving our products, which could adversely affect our financial condition and results of operations;

●	a significant interruption in the operations of our third-party suppliers and other business partners could potentially disrupt our operations;

●	while we utilize numerous suppliers, we do not have long term contracts with any of those suppliers and they could reduce order quantities or terminate their sales to us at any time;

●	we are dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected;

●	if we fail to provide a one-stop solution to our customers, we may lose customers, which would cause our financial conditions and results of operations to be adversely affected;

●	the continuing development of our products depends upon our maintaining strong working relationships with our customers, distributors and independent sales agents;

●	if we are unable to collect account receivables from our customers, our results of operations and cash flows could be adversely affected;

●	we may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations;

●	changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results;

●	we have no business liability or disruption insurance, which could expose us to significant costs and business disruption;

●	pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations;

●	failure to keep up with the changes in domestic industry policies or standards could have a material and adverse effect on our reputation, financial condition and results of operations;

●	if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations;

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in our 2022 Annual Report)

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●	our directors and officers currently own an aggregate of 66.56% of the total voting power of our outstanding Ordinary Shares;

●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law;

●	recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations;

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2022 Annual Report, as filed with the SEC on August 29, 2023, and this prospectus supplement

We face certain risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares;

●	if the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless;

●	potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;

●	changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations;

●	we may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business;

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of future securities offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business;

●	although the audit report included in the 2022 Annual Report was issued by U.S. auditors who are currently subject to inspection by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading;

●	any failure to comply with PRC regulations regarding cybersecurity and data protection may subject us to fines and other legal or administrative sanctions, claims or legal proceedings;

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in the PRC;

●	if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders;

●	we face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies;

Risks Related to Our Ordinary Shares (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares” in our 2022 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties related to our Ordinary Shares and the trading market, including, but not limited to, the following:

●	the market price for our Ordinary Shares may be volatile

●	because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares in order to obtain return on your investment;

●	substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline;

●	we may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations;

●	certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders;

●	we are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements; and

●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

Cash Flows Through Our Company and Dividend Payments

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, pursuant to which the overseas entity listed in the U.S., Meihua International Medical Technologies Co., Ltd., directly controls Yangzhou Huada and other domestic operating entities which are directly owned through the Hong Kong company, Kang Fu.

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Meihua International at the close of securities offerings, the funds can be directly transferred to Kang Fu, and then transferred to subordinate operating entities through the WFOE.

As of the date of this prospectus supplement, we have not made any dividends or distributions to any U.S. investors. While we don’t presently intend to issue dividends to our shareholders, if the Company distributes dividends to our shareholders in the future, we will transfer the dividends to Kang Fu in accordance with the laws and regulations of the PRC, and then Kang Fu will transfer the dividends to Meihua International and the dividends will then be distributed from Meihua International to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	In the reporting periods presented in for the year ended December 31, 2022, no cash and other asset transfers occurred among the Company and its subsidiaries other than as summarized as below:

	For the year ended December 31, 2022 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Meihua to Kang Fu International Medical (1)	$(26,010,150)	$26,010,150	-
Cash transferred from Kang Fu International Medical to Meihua (2)	$390	$(390)	-
Cash transferred from Kang Fu International Medical to PRC subsidiaries (3)	-	$(20,389,970)	$20,389,970
Cash transferred from PRC subsidiaries to Kang Fu International Medical (4)	-	$130,000	$(130,000)

(1)	Meihua transferred $26,010,150 to Kang Fu International Medical as a working capital loan.
(2)	Kang Fu International Medical transferred $390 to Meihua for repayment of a working capital loan.
(3)	Kang Fu International Medical contributed $20,389,970 to PRC subsidiaries as a capital contribution.*
(4)	Yangzhou Huada, one of the PRC subsidiaries, transferred $130,000 to Kang Fu International Medical as a working capital loan.

*	On February 18, 2022, the Company closed its initial public offering of Ordinary Shares and received approximately US$35 million. In March and April 2022, the Company transferred approximately US$26.0 million to Kang Fu International Medical for working capital purpose then Kang Fu International Medical made capital injection in aggregated of approximately US$20.4 million to PRC subsidiaries - Yangzhou Huada and Hainan Guoxie.

	For the year ended December 31, 2021 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (5)	-	$(46,297)	$46,297
Cash transferred from PRC subsidiaries to Kang Fu International Medical (6)	-	$768,042	$(768,042)

(5)	Kang Fu International Medical transferred $46,297 to PRC subsidiaries for repayment of a working capital loan.
(6)	Yangzhou Huada, one of the PRC subsidiaries, transferred $768,042 to Kang Fu International Medical as a working capital loan.

	For the year ended December 31, 2020 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from PRC subsidiaries to Kang Fu International Medical (7)	-	$499,998	$(499,998)

(7)	Yangzhou Huada, one of the PRC subsidiaries, transferred $499,998 to Kang Fu International Medical as a working capital loan.

4.	No dividends or distributions of a subsidiary have been made to the Company for the years ended December 31, 2020, 2021 and 2022. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends for the near term.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capital. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” in the 2022 Annual Report for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, should we wish to distribute dividends to our shareholders, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Selected Condensed Consolidating Financial Schedule

In the tables below, we provide you with historical selected financial data for the years ended December 31, 2022 and 2021, which have been derived from our consolidated financial statements for those years. Historical results are not necessarily indicative of the results that may be expected for any future period.

Condensed Consolidating Schedule — Statement of Operations

	For the Year Ended December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Revenues	$-	$-	$103,346,341	$-	$103,346,341
Cost	$-	$-	$65,247,864	$-	$65,247,864
Gross profit	$-	$-	$38,098,477	$-	$38,098,477
Income (loss) from operations	$(2,757,913)	$(4,046,265)	$17,606,140	$-	$10,801,962
Income before consolidation	$8,994,612	$13,481,369	$-	$(22,475,981)	$-
Net income	$6,242,969	$8,994,611	$13,416,105	$(22,475,981)	$6,177,704

	For the Year Ended December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Revenues	$-	$-	$104,037,710	$-	$104,037,710
Cost	$-	$-	$64,232,469	$-	$64,232,469
Gross profit	$-	$-	$39,805,241	$-	$39,805,241
Income (loss) from operations	$(99,738)	$(16,387)	$26,377,079	$-	$26,260,954
Income before consolidation	$21,049,317	$19,812,052	$-	$(40,861,369)	$-
Net income	$20,949,579	$21,049,317	$19,812,052	$(40,861,369)	$20,949,579

Condensed Consolidating Schedule — Balance Sheet

	As of December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Cash and restricted cash	$6,038,630	$1,611,955	$19,086,115	$-	$26,736,700
Total current assets	$33,625,172	$52,461,542	$120,694,223	$(71,461,782)	$135,319,155
Investments in subsidiaries	$104,497,765	$108,984,522	$-	$(213,482,287)	$-
Total non-current assets	$104,497,765	$108,984,522	$28,258,424	$(213,482,287)	$28,258,424
Total assets	$138,122,937	$161,446,064	$148,952,647	$(284,944,069)	$163,577,579
Total liabilities	$-	$1,274	$24,897,225	$-	$24,898,499
Total shareholders’ equity	$138,122,937	$161,444,790	$124,055,422	$(284,944,069)	$138,679,080
Total liabilities and shareholders’ equity	$138,122,937	$161,446,064	$148,952,647	$(284,944,069)	$163,577,579

	As of December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Cash and restricted cash	$-	$129,037	$8,020,239	$-	$8,149,276
Total current assets	$1,616,971	$(5,839,105)	$88,203,305	$13,295,179	$97,276,350
Investments in subsidiaries	$106,251,369	$106,092,745	$-	$(212,344,114)	$-
Total non-current assets	$106,251,369	$106,092,745	$30,776,439	$(203,539,522)	$39,581,031
Total assets	$107,868,340	$100,253,640	$118,979,744	$(190,244,343)	$136,857,381
Total liabilities	$99,738	$443,265	$28,545,776	$-	$29,088,779
Total shareholders’ equity	$107,768,602	$99,810,375	$90,433,968	$(190,244,343)	$107,768,602
Total liabilities and shareholders’ equity	$107,868,340	$100,253,640	$118,979,744	$(190,244,343)	$136,857,381

Condensed Consolidating Schedule — Statement of Cash Flows

	For the Year Ended December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Net cash (used in) provided by operating activities	$(28,820,953)	$21,906,025	$(2,248,110)	$-	$(9,163,038)
Net cash used in investing activities	$-	$(20,165,956)	$(8,620,292)	$20,165,956	$(8,620,292)
Net cash provided by (used in) financing activities	$34,859,583	$(257,150)	$22,809,023	$(20,165,956)	$37,245,500

	For the Year Ended December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$-	$604,599	$(659,262)	$-	$(54,663)
Net cash used in investing activities	$-	$-	$(833,817)	$-	$(833,817)
Net cash (used in) provided by financing activities	$-	$(817,571)	$2,677,805	$-	$1,860,234

Corporate Information

Our principal executive offices are located at 88 Tongda Road, Touqiao Town, Guangling District, Yangzhou, 225000 People’s Republic of China, and our phone number is +86-0514-89800199. We maintain corporate websites at http://meihuamed.com and http://ir.meihuamed.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus supplement. Our agent for service of process in the United States is Michelman & Robinson LLP, 605 Third Avenue, 30th Floor, New York, New York 10158 and its phone number is (212) 730-7700.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion  in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.  We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur as of the end of our fiscal year if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are incorporated under the laws of the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

As an exempted company with limited liability incorporated under the laws of the Cayman Islands that is listed on Nasdaq, the Company is subject to Nasdaq corporate governance listing standards. Under Nasdaq rules, a foreign private issuer may, in general, follow its home country corporate governance practices in lieu of some of the Nasdaq corporate governance requirements. Pursuant to the home country rule exemption set forth under Nasdaq Listing Rule 5615(a)(3)(A), a foreign private issuer may follow its home country practice in lieu of the requirements of the Nasdaq Marketplace Rule 5600 series so long as the issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement.

As such, we have exercised the home country rule exemption and elected to be exempt from the Nasdaq Marketplace Rule 5635(d) and notified Nasdaq of our decision to exercise such exemption. Nasdaq Marketplace Rule 5635(d) sets forth the circumstances under which shareholder approval is required prior to an issuance of securities, other than in a public offering, equal to 20% or more of the voting power outstanding at a price less than the lower of: (x) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (y) the average Nasdaq Official Closing Price of the Ordinary Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. We have notified Nasdaq that we have elected to be exempt from the Nasdaq Marketplace Rule 5635(d). In addition, we will disclose the home country rule exemption of Nasdaq Marketplace Rule 5635(d) in our annual report on Form 20-F for the fiscal year ending December 31, 2023.

Ogier, our Cayman Islands counsel, has provided a letter to the Nasdaq Stock Market certifying that under Cayman Islands law, we are not required to comply with above-mentioned requirements.

THE OFFERING

Registered Notes Offered:	$6,000,000 of 7% OID senior convertible notes.

Maturity:	364 days from the date of issuance, or December 31, 2024, unless earlier converted or prepaid, in full, prior to that date.

Interest:	0% interest, except in the case of default as set forth in the terms of the Registered Notes.

Conversion Rights:	Upon conversion, we will deliver such number of our Ordinary Shares as is designated in any conversion notice, as further described in this prospectus supplement. Assuming a fixed conversion price of $2.738 per share, the Registered Notes convert into an aggregate of 2,191,381 Ordinary Shares, subject to adjustment as set forth in the terms of the Registered Notes.

Conversion Price:

The Registered Notes may be converted at the lower of (i) $2.738 per share (or 110% of the VWAP of the Ordinary Shares on December 27, 2023) or (ii) a price per share equal to 95% of the lowest VWAP of the Ordinary Shares during the seven trading day period immediately preceding the applicable conversion date, subject to certain adjustments and a 4.99% beneficial ownership limitation. For more information, see “Description of the Securities that We Are Offering.”

Optional Redemption:

Except as otherwise set forth in the Registered Notes, the Company may not prepay any portion of the principal amount of a Registered Note without the prior written consent of the Investors. We may prepare any portion of the principal amount of the Registered Notes, including any interest or penalties that may accrue, subject to a five trading days’ written notice to the Investors at a 105% premium, so long as no event of default exists.

Mandatory Redemption:

Subject to Mandatory Redemption in the event of (i) a Subsequent Financing; (ii) a Change of Control; or (iii) certain equity conditions, each as defined in the Registered Notes. For more information, see “Description of the Securities that We Are Offering.”

Events of Default:

If an event of default on the Registered Notes occurs, the outstanding principal amount of the Registered Notes, plus any accrued and unpaid interest thereon, may become immediately due and payable, in cash or in our Ordinary Shares, at the option of the Investors, at an amount equal to (the “Mandatory Default Amount”) the greater of (i) the outstanding principal amount of the Registered Notes, plus all accrued and unpaid interest hereon, divided by the lesser of (i) the applicable conversion price of such Registered Notes at the time of such default, or (ii) 85% of the average of the three lowest VWAPs during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable date the default is either (A) demanded (if demand or notice is required to create such an event of default) or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the highest closing price for the Ordinary Shares on the Nasdaq Global Market during the period beginning on the date of first occurrence of the event of default and ending on the date the Mandatory Default Amount is paid in full, or (ii) 130% of the sum of the outstanding principal amount of this Note, plus accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Registered Notes.

See “Description of the Securities That We Are Offering” for additional information.

Concurrent Private Placement

In a concurrent private placement, we are selling to the Investors Warrants to purchase up to 1,205,255 Ordinary Shares, exercisable at $2.9869 per share. We will receive proceeds from such Warrants solely to the extent they are exercised for cash. The Warrants and the Ordinary Shares issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The private placement Warrants are immediately exercisable and will expire five years from their issuance date. See “Private Placement Transaction” for additional information.

Governing Law:	The Registered Notes will be governed by, and construed in accordance with, New York law, without regard to the principles of conflict of laws thereof.

No Listing:	We do not intend to apply for listing of the Registered Notes or the Conversion Shares on any securities exchange.

Use of Proceeds	We will receive gross proceeds of $5,580,000 from the sale of the Registered Notes in this offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes. We will not receive any additional proceeds from the conversion of the Registered Notes into the Conversion Shares. See “Use of Proceeds” herein.

Risk Factors

See “Risk Factors” beginning on page S-18 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the base prospectus for a discussion of certain factors you should carefully consider before investing in our securities.

Nasdaq Global Market Symbol	MHUA

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our 2022 Annual Report incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risk Related to Doing Business in China

We are required to complete the filing procedures with the Chinese Securities Regulatory Commission, or CSRC, in connection with the primary offering of the Registered Notes and the Conversion Shares, as well as the private placement of the Warrants and the Ordinary Shares underlying such Warrants and any further offering made pursuant to the accompanying base prospectus, dated September 29, 2023, under the Trial Measures; in addition, we may need to obtain approval from other relevant PRC regulatory authorities in connection with our offering of securities under PRC law.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five relevant supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. The regulations came into effect on March 31, 2023. The New Overseas Listing Rules refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. Where a PRC domestic company indirectly offers and lists securities in overseas markets, the issuer shall designate a major domestic operating entity to file with the CSRC. Companies, like us, that are already listed overseas as of March 31, 2023 are not required to make an immediate filing with the CSRC until a subsequent offering, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, in which case a filing should be made with the CSRC within three business days after the offering is completed. Failure to comply with the filing requirements may result in an order of rectification, a warning, and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organize or instigate the breach, they will be fined between RMB1 million and RMB10 million. The offering pursuant to this prospectus supplement and the accompanying prospectus is subject to the filing requirement under the Trial Measures, and we will make the filing for this offering with the CSRC within three business days after the offering is completed. However, since the regulations were newly enacted, we are uncertain whether we can complete the filing on time. Failure to complete the filing for the sale of the Convertible Notes and Warrants within the prescribed time may subject us to sanctions by the relevant PRC governmental authorities.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets in exchange for the shares of the offshore special purpose vehicles shall obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. Based on our understanding of the PRC laws and regulations in effect at the time of this prospectus supplement, we are not currently required to submit an application to the CSRC for its approval of this offering under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the summaries set forth above are subject to any new laws, rules and regulations or detailed implementations and/or interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion.

Furthermore, relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down Illegal Securities Activities on July 6, 2021, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities still leaves certain uncertainties regarding the interpretation and implementation of such rules and regulations. It is possible that any new rules or regulations may impose additional requirements on us.

As of the date of this prospectus supplement, (i) we have not received any inquiry, notice, warning, sanction or any regulatory objections to this offering from the CSRC or any other Chinese regulatory authorities that have jurisdiction over our operations; and (ii) based on our understanding of the currently effective PRC laws and regulations, we are not required to obtain approval or permission from the CSRC or other Chinese regulatory authorities to conduct this offering. However, we cannot assure you that the relevant Chinese regulatory authorities, including the CSRC, would reach the same conclusion as us. If it is determined in the future that any governmental approvals or other requirements are required to be met for and prior to an offering, it is uncertain whether we can obtain such approval or how long it will take us to obtain such approval or complete any such procedures or whether any such approval could be rescinded. Any failure to obtain or any delay in obtaining such approval or completing such procedures for an offering, or a rescission of any such approval, may hinder our ability to complete an offering and subject us to sanctions by the relevant PRC governmental authorities. Restrictions and penalties imposed on our operations could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Ordinary Shares.

Risks Related to Our Ordinary Shares

The sale or availability for sale of Conversion Shares or the Ordinary Shares issuable upon exercise of the Warrants issued in the First Closing or in connection with any sale and issuance of any Additional Notes or Additional Warrants in connection with the Securities Purchase Agreement and subsequent conversion and/or exercise thereof, may depress the price of our Ordinary Shares and encourage short sales by third parties, which could further depress the price of our Ordinary Shares.

To the extent that the Investors either convert the Registered Notes or exercise the Warrants, and thereafter sell such Ordinary Shares into the market, the market price of our Ordinary Shares may decrease due to additional selling pressure placed on the market. In addition, in the event we sell Additional Notes or Additional Warrants to the Investors in accordance with the terms of the Securities Purchase Agreement, which allows us to sell up to a total of $50,500,000 in convertible notes and warrants, and such Additional Notes and Additional Warrants are then converted or exercised, respectively, there would be substantial additional dilution and additional pressure placed on the market price of our Ordinary Shares. The risk of dilution from such issuances of Ordinary Shares may cause shareholders to sell our Ordinary Shares held by them, which could further contribute to any decline in the price of our Ordinary Shares. Any downward pressure on the price of our Ordinary Shares caused by the sale or potential sale of such Ordinary Shares could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our Ordinary Shares by increasing the number of Ordinary Shares being sold, which could further contribute to any decline in the market price of our Ordinary Shares. In addition, such price depression could also result in our failure to meet the Nasdaq minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1). If the closing bid price of our Ordinary Shares falls below $1.00 per Ordinary Share for 30 consecutive trading days, we cannot assure you that we will regain compliance within the timeframes set by Nasdaq, and, although we would need to take such actions to maintain listing, such as completing a reverse stock split, we cannot assure you that our Ordinary Shares would not be delisted from the Nasdaq.

Raising additional capital and the sale of additional Ordinary Shares or other equity securities could result in dilution to our shareholders, while the incurrence of debt may impose restrictions on our operations.

We may require additional cash resources due to certain future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell equity or debt securities or obtain a credit facility. The sale of equity securities would result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the Ordinary Shares to decline and existing shareholders may not agree with our financing plans or the terms of such financings.

Future sales of our Ordinary Shares, whether by us or our shareholders, could cause our share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Ordinary Shares on the public market, the trading price of Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell Ordinary Shares could also depress the market price of Ordinary Shares. A decline in the price of Ordinary Shares might impede our ability to raise capital through the issuance of additional of Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible.

Securities analysts may not cover our Ordinary Shares and this may have a negative impact on the market price of our Ordinary Shares.

The trading market for our Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts. We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

In the event that the mandatory redemption provision under the Registered Notes is triggered, servicing such debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to make payments on such debt, and such redemption, if triggered, may adversely affect our financial condition and operating results.

Our ability to make payments of the principal of the Registered Notes depends on our future performance, which is subject to economic, financial, competitive and other factors that may be beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default under the Registered Notes. In addition, any of our future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

There is currently no established trading market for the Registered Notes and we do not expect that one will develop.

There currently is no established trading market for the Registered Notes. In addition, we do not intend to apply for listing of the Registered Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system, and we do not intend to make a market in the Notes, including the Registered Notes, and do not expect that one will develop. As a result, we cannot assure you that an active trading market will develop for the Registered Notes. If an active trading market does not develop or is not maintained, the liquidity of the Registered Notes may be adversely affected. In that case, you may not be able to sell your Registered Notes at a particular time, or you may not be able to sell your Registered Notes at a favorable price.

Investors will not be entitled to any rights with respect to our Ordinary Shares but will be subject to all changes made with respect to our Ordinary Shares.

The Investors will not be entitled to any rights with respect to our Ordinary Shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Ordinary Shares), but will be subject to all changes affecting our Ordinary Shares. For example, if an amendment is proposed to our charter documentation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to an Investor acquiring Ordinary Shares as a result of conversion of such Investor’s Registered Notes, such Investor will not be entitled to vote on the amendment, although such Investor may nevertheless be subject to any changes in the powers, preferences or special rights of our Ordinary Shares.

Techniques employed by short sellers may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Ordinary Shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our Ordinary Shares could be greatly reduced or rendered worthless.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

Registered Notes

General

On December 27, 2023, we entered into the Securities Purchase Agreement with the Investors pursuant to which we agreed to issue to the Investors up to $50,500,000 in senior convertible promissory notes and accompanying warrants exercisable for a number of Ordinary Shares equal to 50% of the number obtained from dividing each such note’s principal amount by the applicable VWAP (as defined in the Securities Purchase Agreement. On the same date, we agreed to sell to such Investors the Registered Notes, which are being offered and sold pursuant to this prospectus supplement and accompanying base prospectus, and Warrants to purchase up to 1,205,255 Ordinary Shares at an exercise price of $2.9869 per share, subject to certain adjustments, which Warrants were sold concurrently through the Private Placement. The Registered Notes were sold with a 7% original issue discount, or $420,000. As such, the Investors paid for the Registered Notes by delivering $5,580,000 in cash consideration to the Company.

The following description relates to the particular material terms of the Registered Notes. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Registered Notes. A form of the Registered Note was filed on the Company’s Current Report on Form 6-K, filed with the SEC on December 28, 2023.

Maturity Date

The Registered Notes will mature 364 days after the date of issuance.

Interest

The Registered Notes bear no interest unless an event of default thereon has occurred. From and after the occurrence of any such event of default, the aggregate unconverted and then outstanding principal amount of the Registered Notes shall be paid at the rate of ten percent (10%) per annum. See “Events of Default” below.

Conversion

The Registered Notes are convertible at any time after the issuance, at the option of the Investors, into our Ordinary Shares at the lower of (i) $2.738 per share, (ii) 95% of the lowest VWAP of the Ordinary Shares during the seven (7)-trading day period immediately preceding the applicable conversion date, in each case subject to adjustment as provided therein.

Certain Adjustments

The conversion price is subject to a standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

Mandatory Redemption

If, at any time while the Registered Notes are outstanding the Company carries out one or more Subsequent Financings, the Investors have the right to require us to first use up to 30% of the gross proceeds of such Subsequent Financing to redeem all or a portion of the Registered Notes, on a pro rata basis, for an amount in cash equal to the outstanding principal amount of the Registered Notes, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any, multiplied by 1.05.

If, at any time while the Registered Notes are outstanding, a Change of Control occurs, the Investors will have the right to require us to redeem all of the Registered Notes, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any, then owing to the Investors in respect of the Registered Notes.

Negative Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of certain indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Events of Default

The Registered Notes include certain customary and other events of default, including, among other things, failure to maintain an effective registration statement to allow the Investors to resell the Ordinary Shares, whether such shares are issued pursuant to the Registered Notes, the Warrants, or any Additional Notes or Additional Warrants that may be subsequently sold to the Investors, and maintain our Nasdaq listing.

In connection with such an event of default, the aggregate unconverted and then outstanding principal amount of the Registered Notes are required to be paid at the rate of ten percent (10%) per annum, plus any interest or penalties that may be then owed.

Change of Control

In connection with a Change of Control, the Investors have the right to require us to redeem all of the Registered Notes, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any, then owing to the Investors in respect of the Registered Notes for an amount in cash equal to the total amount owed to the investors multiplied by 1.05.

Conversion Limitation

Each Investor will not have the right to convert any portion of the Registered Notes, to the extent that, after giving effect to such conversion, the Investors (together with certain of its related parties) would beneficially own in excess of 4.99% of our Ordinary Shares outstanding immediately after giving effect to such conversion. The Investors may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Related Transaction Agreements

In connection with the concurrent private placement of Warrants contemplated by the Securities Purchase Agreement, on December 27, 2023, we and the Investors entered into a Registration Rights Agreement (the “Registration Right Agreement”) pursuant to which we agreed to file with the SEC an additional registration statement (the “Registration Statement”) to register the Ordinary Shares underlying the Warrants and any additional notes or additional warrants purchased by the Investors in any Additional Closings (as defined in the Securities Purchase Agreement) within 60 calendar days following the date of the Registration Rights Agreement. In addition, on December 27, 2023, the Company entered into a placement agent agreement (“Placement Agent Agreement”) pursuant to which Maxim Group LLC (“Maxim”) was engaged to act as exclusive placement agent in the offering and would be entitled to an aggregate cash fee of 7.0% of the gross proceeds of the offering, plus up to $50,000 for all travel and other out-of-pocket expenses, including reasonable and accounted for fees and expenses of Maxim’s legal counsel.

The above summaries of certain terms and provisions of the Registered Notes, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement and Placement Agent Agreement are not complete and are subject to, and qualified in its entirety by, the provisions of the forms of such documents, which have been filed as exhibits to the Company’s Current Report on Form 6-K on December 28, 2023. You should review the copies of such documents before you invest in our securities.

CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are also selling to the Investors the Warrants exercisable for up to 1,202,255 Ordinary Shares (the “Warrant Shares”). The Warrants will be immediately exercisable upon issuance (the “Initial Exercise Date”) at an exercise price of $2.9868 per share, and on a cashless basis if the Warrants have not been registered within 90 days of issuance (or 120 days after the date of issuance if subject to SEC review), subject to customary adjustments thereunder, and will expire on the fifth (5th) anniversary of the Initial Exercise Date.

The Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Investors may exercise such Warrants and sell the Ordinary Shares underlying such Warrants only pursuant to an effective registration statement under the Securities Act covering the resale of such shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

For a complete description of the documents entered into in relation to such concurrent private placement, you should review a copy of the form of Warrant and form of Registration Rights Agreement, which are included as exhibits to the Company’s Current Report on Form 6-K, filed with the SEC on December 28, 2023.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Registered Notes in the offering will be approximately $4,800,000, after deducting estimated offering expenses payable by us.

Pursuant to the Securities Purchase Agreement, we have agreed to use the net proceeds to fund our ongoing general corporate and working capital needs. However, the amount and timing of our actual expenditures will depend on numerous factors, including our business strategy and development efforts.   Pending these uses, the proceeds will be invested in short-term bank deposits. We may also use a portion of the net proceeds for the acquisitions of businesses, products, technologies, or licenses that are complementary to our business, although we have no present commitments or agreements to do so.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of the Warrants; and

●	on an pro forma as adjusted basis to give effect to the gross proceeds received in the sale of the $6,000,000 of Registered Notes and the Warrants, before deducting placement agent commissions and other estimated offering expenses payable by us.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Semi-Annual Report on Form 6-K for the six months ended June 30, 2023, as filed with the SEC on October 2, 2023, and other financial information included and incorporated by reference in this prospectus supplement.

	As of June 30, 2023
		Pro Forma	Pro Forma As Adjusted
	Actual	(unaudited)	(unaudited)

Cash and cash equivalents	$17,861,214	$17,861,214	$23,441,214
Shareholders’ Equity
Ordinary shares, $0.0005 par value, 80,000,000 shares authorized, 23,940,000 shares issued and outstanding	11,970	11,970	11,970
Additional paid-in capital	42,967,006	42,967,006	42,967,006
Statutory surplus reserve	15,665,860	15,665,860	15,665,860
Retained earnings	90,392,246	90,392,246	90,392,246
Other comprehensive income (loss)	(10,146,195)	(10,146,195)	(10,146,195)
Total shareholders’ equity	13,890,887	13,890,887	13,890,887
Total capitalization	$138,890,887	138,890,887	138,890,887

*	The Pro Form As Adjusted column in the above table does not reflect placement agent expenses of 7% payable to Maxim Group LLC or other fees, such as legal and accounting fees, incurred in relation to the offering.

The foregoing table is based on 23,940,000 ordinary shares outstanding as of June 30, 2023, and excludes the following shares:

(1)

The number of shares of our outstanding Ordinary Shares in the above table excludes:

6,626 ordinary shares issuable upon exercise of options held by certain of our officer and directors, which options are exercisable at between $5.30 per share and $13.51 per share; and

An assumed 2,191,381 Ordinary Shares issuable upon conversion of the Registered Notes with an assumed conversion price of $2.738 per share and an assumed 1,205,255 ordinary shares issuable upon exercise of the Warrants issued in connection with this offering with an assumed conversion price of $2.9869.

DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 3. — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Taxation” beginning on page S-41 of this prospectus supplement for information on the potential tax consequences of any cash dividends declared.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum of association and articles of association, each as amended and restated from time to time, and the Companies Act (Revised) of the Cayman Islands, which is referred to as the “Companies Act” below, and the common law of the Cayman Islands.

As of the date of this prospectus supplement, our Company’s authorized share capital is US$50,000 divided into: (i) 80,000,000 Ordinary Shares, par value of US$0.0005 per share; and (ii) 20,000,000 preferred shares, par value US$0.0005 per share. As of the date of this prospectus supplement, 23,940,000 Ordinary Shares are issued and outstanding and no preferred shares are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid.

Our Memorandum and Articles

The following are summaries of material provisions of our amended and restated memorandum of association and amended and restated articles of association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our amended and restated memorandum and amended and restated articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our amended and restated articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate annual or extraordinary general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each Ordinary Share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

Election of directors. Directors may be appointed by an ordinary resolution of our shareholder or by a resolution of the directors of the Company.

Meetings of directors. At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall be counted twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our amended and restated articles of association permit us to purchase, redeem or otherwise acquire our own shares, subject to certain restrictions and requirements under the Companies Act, our amended and restated memorandum and articles of association and any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors. Under the Companies Act, the repurchase of any share may be paid out of our company’s profits, out of our share capital account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, subject to certain conditions, out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the amended and restated memorandum and articles of association) has first been authorized by a resolution of our shareholders. In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue. We may from time to time by resolution of shareholders in the requisite majorities:

●	increase or decrease the authorized share capital of our Company;

●	subdivide our authorized and issued shares into a larger number of shares; and

●	consolidate our authorized and issued shares into a smaller number of shares.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Preferred Shares

As at the date of this prospectus supplement, we have not issued any preferred shares. Under the amended and restated articles of association, before any preferred shares of any series are issued, our directors shall fix, by resolution of directors, the following provisions of such series:

●	the designation of such series and the number of preferred shares to constitute such series;

●	whether the shares of such series shall have voting rights, in addition to any voting rights provided by Companies Act, and, if so, the terms of such voting rights, which may be general or limited;

●	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of shares or any other series of preferred shares;

●	whether the preferred shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

●	the amount or amounts payable upon preferred shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

●	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

●	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class of shares or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

●	the limitations and restrictions, if any, to be effective while any preferred shares or such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

●	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

●	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of shares or any other series of preferred shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act of the Cayman Islands. The Companies Act of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that, for an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not required to be open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	an exempted company may not issue negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as an exempted limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as we have elected to be exempt from the Nasdaq Marketplace Rule 5635(d), as disclosed elsewhere in this prospectus supplement, we currently intend to comply with the Nasdaq Global Market rules in lieu of following home country practice.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy. Subject to the provisions of the Companies Act and in the absence of fraud or willful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or (b) is or was, at the request of the Company, serving as a director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that, on the requisition of any shareholders who hold not less than 10 percent of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, our board of directors shall convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and amended and restated articles of association, any of our directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our amended and restated memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and amended and restated articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and amended and restated articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our amended and restated memorandum and amended and restated articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Securities Outstanding

The following is a summary of our securities outstanding as of the date of this prospectus supplement:

Ordinary Shares

The Company is authorized to issue 80,000,000 Ordinary Shares of $0.0005 par value and 20,000,000 preferred shares of $0.0005 par value. As of December 27, 2023, 23,940,000 Ordinary Shares were issued and outstanding and no preferred shares were issued and outstanding.

Option Grants

We have not granted any options to purchase our Ordinary Shares.

Notes and Warrants

$6,000,000 of Registered Notes, convertible from time to time into Ordinary Shares on the terms set forth in the Registered Notes, and Warrants to purchase 1,205,255 Ordinary Shares, exercisable at $2.9867 per share, subject to adjustment, each as described elsewhere in this prospectus supplement.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by emailing info@ombudsman.ky.

PLAN OF DISTRIBUTION

On December 27, 2023, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Placement Agent has agreed to act as the exclusive placement agent in connection with the offering of the Registered Notes and the Warrants. The Placement Agent is not purchasing or selling securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the Registered Notes offered hereby. We entered into the Securities Purchase Agreement with the Investors on December 27, 2023, pursuant to which we agreed to issue to the Investors up to $50,500,000 in the Registered Notes and Additional Notes along with the Warrants and Additional Warrants.

We agreed to initially sell to the Investors $6,000,000 of Registered Notes that are offered and sold pursuant this prospectus supplement and Warrants to purchase up to 1,205,255 Ordinary Shares at an exercise price of $2.9869 per share, subject to certain adjustments, which warrants were sold concurrently through the Private Placement. The Registered Notes were sold with a 7% original issue discount, or $420,000. As such, the Investors paid for the Registered Notes by delivering $5,580,000 in cash consideration to the Company.

The Placement Agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The Placement Agent Agreement provides that the Placement Agent’s obligations are subject to certain conditions contained in the Placement Agent Agreement.

We expect to deliver the Registered Notes to the Investors on or prior to January 2, 2024, subject to satisfaction of customary closing conditions.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7% of the aggregate gross cash proceeds to us from the sale of the Registered Notes in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent, up to $50,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us, assuming the purchase of all the Registered Notes that we are offering.

Total
Public offering price	$5,580,000.00
Placement agent commissions (1)	$390,600.00
Proceeds to us, before expenses	$5,189,400.00

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $400,000, all of which are payable by us.

Lock-Up Agreements.  Pursuant to certain “lock-up” agreements, (a) our executive officers, directors and affiliates who are the holders of our Ordinary Shares, as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of the Placement Agent, for a period of one hundred and twenty (120) days from the date of this offering, and (b) we, and any successor, agree, subject to certain exceptions, not to for a period of one hundred and twenty (120) days from the date of the pricing of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

This lock-up provision applies to the Ordinary Shares and to securities convertible into or exchangeable or exercisable for our Ordinary Shares. It also applies to the Ordinary Shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of the Ordinary Shares upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Right of First Refusal. Upon the closing of this offering, for a period of nine (9) months from the closing of the offering, we have granted Maxim the right of first refusal to act as to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all such future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such nine (9) months period of the Company, or any successor to or any Subsidiary of the Company (each a “Subsequent Offering”). We shall not offer to retain any entity or person in connection with any Subsequent Offering on terms more favorable than terms on which it offers to retain Maxim. Such offer shall be made in writing in order to be effective. Maxim shall notify us within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price and Conversion Price

The actual public offering price of the Registered Notes, and the conversion price of the Registered Notes, were negotiated between us and the Investors in the offering based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the Registered Notes, as well as the conversion price of the Registered Notes, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement or a registration statement in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses supplement or the registration statement electronically. No forms of electronic prospectus supplement or registration statement other than prospectuses supplement or registration statement that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement or registration statement in electronic format, the information on the placement agent’ websites and any information contained in any other website maintained by the placement agent is not part of the prospectus supplement or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or either placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus supplement and the base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or the base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement or the base prospectus. This prospectus supplement or the base prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement or base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

TAXATION

The following summary of the material Cayman Islands, People’s Republic of China, and U.S. federal income tax consequences of an investment in our securities   is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China, and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties which are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised), which may be interpreted together with the Guidance Notes published from time to time by the Cayman Islands Tax Information Authority. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and, if it is, it must satisfy an economic substance test.

People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside the PRC. As a holding company, its sole asset is its share ownership of its direct subsidiary, a Hong Kong company, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Ordinary Shares, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Notwithstanding the foregoing, our PRC subsidiaries, Jiangsu Huadong enjoyed preferential income tax rate of 15% until December 31, 2021, due to its treatment as “National High-Tech Enterprises” in China. Prior to the expiration date of such treatment, it may submit applications for renewal and continue enjoying the preferential income tax rate if granted.

United States Federal Income Taxation Considerations

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. holder (as defined below) that acquires our Ordinary Shares and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our Ordinary Shares as a result of such income being recognized on an applicable financial statement, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO ITS PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code or applicable United States Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if our Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of individuals and other non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of our Ordinary Shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our Ordinary Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for our Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for our Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Ordinary Shares, provided that our Ordinary Shares are regularly traded on the Nasdaq Global Market.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Ordinary Shares will generally continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of our Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in our Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of our Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

LEGAL MATTERS

We are being represented by Michelman & Robinson, LLP, Los Angeles, CA and New York, NY with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by JunHe LLP. Michelman & Robinson, LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and JunHe LLP with respect to matters governed by PRC law. Hunter Taubman Fischer & Li LLC is acting as counsel to the Placement Agent regarding U.S. securities law matters in connection with this offering.

EXPERTS

The consolidated financial statements of Meihua International Medical Technologies Co., Ltd. and subsidiaries appearing in our Annual Report on Form 20-F for the year ended December 31, 2022 and 2021, as amended, have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as set forth in their reports thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014, New York, NY 10017. The consolidated financial statements of Meihua International Medical Technologies Co., Ltd. and subsidiaries appearing in our Annual Report on Form 20-F for the year ended December 31, 2020, as amended, have been audited by Briggs & Veselka Co., an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The office of Briggs & Veselka Co. is located at Nine Greenway Plaza. Suite 1700. Houston, TX 77046.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3, as amended (File No. 333-274194), that was declared effective by the SEC on September 29, 2023, and do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and accompanying prospectus or incorporated by reference herein or therein. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the informational and reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.

We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a corporate website at http://ir.meihuamed.com/. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or the accompanying prospectus, or any documents incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file with the SEC after the date of this prospectus supplement and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

(1)	our annual report on Form 20-F for the year ended December 31, 2022, originally filed with the SEC on April 14, 2023 and as amended on July 3, 2023, August 21, 2023, and August 29, 2023;

(2)	our reports of foreign private issuer on Form 6-K filed with the SEC on February 28, 2023 including the exhibit thereto, May 1, 2023, excluding exhibit 99.1 thereto, October 2, 2023, excluding exhibit 99.3 thereto, and December 28, 2023, excluding exhibit 99.6 thereto;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on February 15, 2022 and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, as amended, originally filed with the SEC on April 14, 2023 and as amended on July 3, 2023, August 21, 2023, and August 29, 2023, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Meihua International Medical Technologies Co., Ltd.

88 Tongda Road, Touqiao Town

Guangling District, Yangzhou, 225000

People’s Republic of China

Tel: +86-0514-89800199

secretary@meihuamed.com

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

PROSPECTUS

$100,000,000

of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

The securities offered in this prospectus are the securities of Meihua International Medical Technologies Co., Ltd., an exempted company which was incorporated under the laws of the Cayman Islands. Through this prospectus, we may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our ordinary shares, par value $0.0005 per share (“Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, preferred shares, debt securities, warrants, rights, and units. In conjunction with each offering of securities, we will file a prospectus supplement that will describe in detail the securities being offered and the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Global Market, or “Nasdaq,” under the symbol “MHUA.” On August 23, 2023, the last reported sale price of our Ordinary Shares on Nasdaq was $3.79 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of August 23, 2023, was approximately $30,331,802 million, which was calculated based on 8,003,114 Ordinary Shares held by non-affiliates and the price of $3.79 per share, which was the closing price of our Ordinary Shares on Nasdaq on August 23, 2023. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-18 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, as amended (the “2022 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Unless otherwise stated, as used in this prospectus, “Meihua,” refers to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, and depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “Meihua International” refer to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, its subsidiaries, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”), Yangzhou Huada Medical Device Co., Ltd. (“Yangzhou Huada”), Jiangsu Yada Technology Group Co., Ltd. (“Jiangsu Yada”), Jiangsu Huadong Medical Device Industrial Co., Ltd. (“Jiangsu Huadong”), and Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui”). Guanghui was deregistered in June 2023. See “Prospectus Summary — Business Overview.”

Meihua is a holding company which was incorporated under the laws of the Cayman Islands on November 10, 2020 by our shareholder Yongjun Liu. Meihua’s direct subsidiary is Kang Fu International Medical, a Hong Kong company. Kang Fu International Medical was incorporated on October 13, 2015 by four shareholders, Yongjun Liu, Yin Liu, Ace Capital Limited and King Tai International Holding Limited. On November 22, 2019, Yongjun Liu acquired 9,300,000 shares in Kang Fu International Medical from Ace Capital Limited and 4,500,000 shares in Kang Fu International Medical from King Tai International Holding Limited, respectively. Upon consummation of such share transfer, Yongjun Liu and Yin Liu constituted all of the shareholders of Kang Fu International Medical, holding 100% of the shares of Kang Fu International Medical. On December 21, 2020, Meihua in turn acquired 41,400,000 shares (69% of the outstanding shares) from Yongjun Liu and 18,600,000 shares (31% of the outstanding shares) from Yin Liu, respectively, resulting in Kang Fu International Medical becoming Meihua’s wholly owned subsidiary. In exchange for the acquisition on Kang Fu, Meihua issued a total of 15,935,000 Ordinary Shares to Mr. and Mrs. Liu, who in turn transferred their shares to Bright Accomplish Limited, a holding company for which they are the sole shareholders, on December 21, 2020. Bright Accomplish Limited is Meihua’s controlling shareholder, holding approximately 66.56% of Meihua’s Ordinary Shares as of the date of this prospectus. As such, we are a “controlled company” under Nasdaq Listing Rules 5615(c) and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. However, we do not intend to avail ourselves of such corporate governance exemptions. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China — We are a “controlled company” within the meaning of the Nasdaq listing rules and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in the 2022 Annual Report.

Meihua is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries located in mainland China. Meihua owns 100% of Kang Fu International Medical. Kang Fu International Medical owns 100% of Yangzhou Huada and 55% of Hainan Guoxie. Yangzhou Huada owns 100% of Jiangsu Yada. Jiangsu Yada, in turn, owns 100% of Jiangsu Huadong. Jiangsu Huadong, in turn, owns 100% of the equity interests of Guanghui, which was deregistered in June 2023.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, pursuant to which the overseas entity listed in the U.S., Meihua International Medical Technologies Co., Ltd. (“Meihua” or Meihua International”), directly controls Yangzhou Huada Medical Device Co., Ltd (“Yangzhou Huada”) (the “WFOE”) and other domestic operating entities which are directly owned through the Hong Kong company, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”).

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Meihua International at the close of securities offerings, the funds can be directly transferred to Kang Fu International Medical, and then transferred to subordinate operating entities through the WFOE.

While we don’t presently intend to issue dividends to our shareholders, if the Company distributes dividends to our shareholders in the future, we will transfer the dividends to Kang Fu in accordance with the laws and regulations of the PRC, and then Kang Fu will transfer the dividends to Meihua International and the dividends will then be distributed from Meihua International to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	Cash transfers occurred among the Company and its subsidiaries are fully eliminated in the consolidated financial statements and summarized as below:

	From January 1, 2023 to September 25, 2023 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (1)	-	$(1,000,000)	$1,000,000

(1)	Kang Fu International Medical transferred $1,000,000 to Yangzhou Huada, one of the PRC subsidiaries, as working capital loan.

	For the year ended December 31, 2022 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Meihua to Kang Fu International Medical (1)	$(26,010,150)	$26,010,150	-
Cash transferred from Kang Fu International Medical to Meihua (2)	$390	$(390)	-
Cash transferred from Kang Fu International Medical to PRC subsidiaries (3)	-	$(20,389,970)	$20,389,970
Cash transferred from PRC subsidiaries to Kang Fu International Medical (4)	-	$130,000	$(130,000)

(1)	Meihua transferred $26,010,150 to Kang Fu International Medical as a working capital loan.
(2)	Kang Fu International Medical transferred $390 to Meihua for repayment of a working capital loan.
(3)	Kang Fu International Medical contributed $20,389,970 to PRC subsidiaries as a capital contribution.*
(4)	Yangzhou Huada, one of the PRC subsidiaries, transferred $130,000 to Kang Fu International Medical as a working capital loan.

*	On February 18, 2022, the Company closed its initial public offering of Ordinary Shares and received approximately US$35 million. In March and April 2022, the Company transferred approximately US$26.0 million to Kang Fu International Medical for working capital purpose then Kang Fu International Medical made capital injection in aggregated of approximately US$20.4 million to PRC subsidiaries - Yangzhou Huada and Hainan Guoxie.

	For the year ended December 31, 2021 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (5)	-	$(46,297)	$46,297
Cash transferred from PRC subsidiaries to Kang Fu International Medical (6)	-	$768,042	$(768,042)

(5)	Kang Fu International Medical transferred $46,297 to PRC subsidiaries for repayment of a working capital loan.
(6)	Yangzhou Huada, one of the PRC subsidiaries, transferred $768,042 to Kang Fu International Medical as a working capital loan.

	For the year ended December 31, 2020 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from PRC subsidiaries to Kang Fu International Medical (7)	-	$499,998	$(499,998)

(7)	Yangzhou Huada, one of the PRC subsidiaries, transferred $499,998 to Kang Fu International Medical as a working capital loan.

4.

As of the date of this prospectus, no dividends or other distributions have been made to date from our subsidiaries to our holding company nor have we or any of our subsidiaries ever paid dividends or made distributions to U.S. investors to date. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends for the near term.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Meihua faces various legal and operational risks and uncertainties as a company with its principal subsidiaries based in and primarily operating in China. Most of Meihua’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Because the laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties in practice. As a result, the application, interpretation, and enforcement of new and existing laws and regulations are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. In particular, recent statements and regulatory actions by China’s government, such as those related to data security or anti-monopoly concerns, as well as the ability of Public Company Accounting Oversight Board, or the PCAOB, to inspect our auditors, may impact our Company’s ability to conduct our business, accept foreign investments, or be listed on a U.S. or other foreign stock exchange. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China” in the 2022 Annual Report.

On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, Meihua and its PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction.

As of the date of this prospectus, we do not believe that we and our PRC subsidiaries are subject to the cybersecurity review, reporting or other permission requirements by the CAC under the applicable PRC cybersecurity laws and regulations with respect to the offering of our securities or the business operations of our PRC Subsidiaries, because neither we nor any of our PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users.

In addition, we also believe that, as of the date of this prospectus, we (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission, or the CSRC, the CAC or any other entity that is required to approve our PRC subsidiaries’ operations, and (3) have not received or otherwise been denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five relevant supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either by direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. The New Overseas Listing Rules set forth the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in this prospectus. As a result, we will be required to file with the CSRC within three business days after the completion of this offering. After filing this prospectus, we will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after this offering. We may be subject to orders to rectify, warnings and fines if we fail to comply with the requirements under the Trial Measures. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organizes or instigates the breach, they will be fined between RMB1 million and RMB10 million. In addition to the above filing requirements, the New Overseas Listing Rules also requires an issuer to report to the CSRC within three business days after occurrence of any the following events: (i) a change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

As a result of the legal and operational risks associated with us being based in and having our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China” in the 2022 Annual Report.

In addition, our Ordinary Shares may be delisted from Nasdaq or prohibited from being traded over the counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) and related regulations if the PCAOB is unable to inspect our auditor for two consecutive years beginning in 2022. Our auditor is subject to inspection by the PCAOB on a regular basis and has not been subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained a provision to amend the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the Holding Foreign Companies Accountable Act. Our auditor, Kreit & Chiu CPA LLP, is headquartered in New York, NY with its office at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, and is subject to inspection by the PCAOB on a regular basis. See “Item 3. Key information — D. Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading” in the 2022 Annual Report.

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production license for Class II and III disposable medical devices and production filing for Class I disposable medical device, operation license for Class III disposable medical devices and operation filing for Class II disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC.

However, if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations. See “Item 3. Key information — D. Risk Factors — Risks Related to Our Business and Industry — If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions, and results of operations” in the 2022 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement describing the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please review that agreement or document directly for a complete description of such agreement or document. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to that specific offering. A prospectus supplement may also add, update or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement may use the following defined terms:

“2022 Annual Report” refers to our Annual Report on Form 20-F, as amended and filed with the SEC on August 29, 2022 and incorporated herein by reference.

“China” or the “PRC” refers to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and only when this report refers to specific laws and regulations adopted by the PRC and the discretion of China governmental authorities, reference to “China” or the “PRC” excludes Taiwan and the special administrative regions of Hong Kong and Macau. The legal and operational risks associated with operating in China discussed elsewhere in this prospectus also apply to any operations we may now or in the future carry out in Hong Kong or Macau;

Depending on the context, “we,” “us,” “our company,” “our,” “the Company,” and “Meihua International” refer to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands company, its subsidiaries, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”), Yangzhou Huada Medical Device Co., Ltd (“Yangzhou Huada”), Jiangsu Yada Technology Group Co., Ltd. (“Jiangsu Yada”), Jiangsu Huadong Medical Device Industrial Co., Ltd. (“Jiangsu Huadong”), and Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui,” Guanghui was deregistered in June 2023);

“Exchange Act” refers to the Securities Exchange Act of 1934;

“fiscal year” refers to the period from January 1 to December 31 of the year;

“GMV” refers to the total value of all orders shipped for products sold under our sales model, net of returns;

“Guanghui” refers to Yangzhou Guanghui Medical Technology Co., Ltd, a limited liability company organized under the laws of China, which was wholly owned by Jiangsu Huadong and was deregistered in June 2023;

“HKD” refers to the official currency of Hong Kong;

“Jiangsu Huadong” refers to Jiangsu Huadong Medical Device Industrial Co., Ltd, a limited liability company organized under the laws of China and a wholly owned subsidiary of Jiangsu Yada;

“Jiangsu Yada” refers to Jiangsu Yada Technology Group Co., Ltd, a limited liability company organized under the laws of China, which is wholly owned by Yangzhou Huada;

“Kang Fu International Medical” refers to Kang Fu International Medical Co., Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Meihua International;

“medical professionals” refer to doctors, pharmacists and medical assistants;

“RMB” or “Renminbi” refers to the legal currency of China;

“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002;

“Securities Act” refers to the Securities Act of 1933, as amended;

“Securities Exchange Commission,” the “SEC,” “Commission,” or similar terms refer to the U.S. Securities Exchange Commission;

“shares,” “Shares” or “Ordinary Shares” refer to the Ordinary Shares of Meihua International Medical Technologies Co., Ltd., par value $0.0005 per share;

“SKU,” refers to stock keeping unit;

“U.S. GAAP” refers to generally accepted accounting principles in the United States;

“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States;

“Websites” refers to our websites at http://meihuamed.com and http://ir.meihuamed.com; and

 “Yangzhou Huada” refers to Yangzhou Huada Medical Device Co., Ltd, a limited liability company organized under the laws of China, which is wholly owned by Kang Fu International Medical.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Holding Company Structure

The securities offered in this prospectus are the securities of Meihua International, an exempted company which was incorporated under the laws of the Cayman Islands on November 10, 2020 by our shareholder Yongjun Liu. Meihua’s direct subsidiary is Kang Fu International Medical, a Hong Kong company. Kang Fu International Medical was incorporated on October 13, 2015 by four shareholders, Yongjun Liu, Yin Liu, Ace Capital Limited and King Tai International Holding Limited. On November 22, 2019, Yongjun Liu acquired 9,300,000 shares in Kang Fu International Medical from Ace Capital Limited and 4,500,000 shares in Kang Fu International Medical from King Tai International Holding Limited, respectively. Upon consummation of the share transfer, Yongjun Liu and Yin Liu constituted all of the shareholders of Kang Fu International Medical, holding 100% shares of Kang Fu International Medical. On December 21, 2020, Meihua in turn acquired 41,400,000 shares (69% of the outstanding shares) from Yongjun Liu and 18,600,000 shares (31% of the outstanding shares) from Yin Liu, respectively, resulting in Kang Fu International Medical becoming Meihua International’s wholly owned subsidiary. In exchange for the acquisition on Kang Fu, Meihua issued a total of 15,935,000 Ordinary Shares to Mr. and Mrs. Liu, who in turn transferred their shares to Bright Accomplish Limited, a holding company for which they are the sole shareholders, on December 21, 2020. Bright Accomplish Limited is Meihua International’s controlling shareholder, holding approximately 66.56% of Meihua International’s Ordinary Shares as of the date of this prospectus.

Meihua International is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries located in mainland China. Meihua International operates its business through its indirect subsidiaries in China. Below is a list of Meihua International’s operating subsidiaries:

●	Yangzhou Huada Medical Device Co., Ltd., or Yangzhou Huada: a subsidiary wholly owned by Kang Fu International Medical and established in Yangzhou, Jiangsu Province, PRC on December 24, 2001 with a registered capital of $602,400, which manufactures and sells Class I disposable medical devices under our own brands, and distributes Class I and Class II disposable medical devices sourced from other manufacturers, to our domestic customers. Specifically, Yangzhou Huada mainly focuses on the manufacturing, sales and distributions of non-bottled products, such as brushes, ID bracelets for domestic sales.

●	Jiangsu Yada Technology Group Co., Ltd., or Jiangsu Yada: a subsidiary wholly owned by Yangzhou Huada and established in Yangzhou, Jiangsu Province, PRC on December 5, 1991 with a registered capital of RMB51,390,000, which manufactures and sells Class I and Class II disposable medical devices under our own brands, and distributes Class I and Class II disposable medical devices sourced from other manufacturers, to our domestic and overseas customers. Specifically, Jiangsu Yada mainly focuses on overseas sales.

●	Jiangsu Huadong Medical Device Industrial Co., Ltd., or Jiangsu Huadong: a subsidiary wholly owned by Jiangsu Yada and established in Yangzhou, Jiangsu Province, PRC on November 18, 2000 with a registered capital of RMB50,000,000, which manufactures and sells Class I, II and III disposable medical devices under our own brands, and distributes Class I, II and III disposable medical devices sourced from other manufacturers, to our domestic and overseas customers. Specifically, Jiangsu Huadong mainly focuses on the manufacturing, sales and distributions of polyethylene bottled products, such as eye drop bottles and tablet bottles.

●	Hainan Guoxie Technology Group Co., Ltd., or Hainan Guoxie: a subsidiary of which 55% of registered capital (subscribed but unpaid registered capital) was acquired by Kang Fu International Medical from an individual Qin Wang with nil consideration on July 6, 2022, in order to conduct local business activities in Hainan. Hainan Guoxie was established in Qionghai, Hainan Province, China on October 7, 2021 with a registered capital of RMB100,000,000.

Meihua International owns 100% of Kang Fu International Medical. Kang Fu International Medical owns 100% of Yangzhou Huada and 55% of Hainan Guoxie. Yangzhou Huada owns 100% of Jiangsu Yada. Jiangsu Yada, in turn, owns 100% of Jiangsu Huadong. The following diagram illustrates the Company’s corporate structure as of the date of this prospectus, including Meihua International’s principal subsidiary and their respective principal subsidiaries.

Key Information Related to Doing Business in China

Risks and Uncertainties Related to Doing Business in China

Meihua faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in China. Most of Meihua’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares,” and “— PRC’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.” as set forth in this prospectus and our Annual Report on Form 20-F/A, as filed with the SEC on August 29, 2023 (the “2022 Annual Report”).

The PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Item 3 Key Information — D. Risk Factors — Risks Related to Our Business and Industry — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless”; and “— Uncertainties with respect to the PRC legal system could adversely affect us,” as set forth in the 2022 Annual Report.

In addition, our Ordinary Shares may be delisted from Nasdaq or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor for two consecutive years. Our auditor has been inspected by the PCAOB on a regular basis and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduces the number of consecutive non-inspection years required for triggering the listing and trading prohibitions from three years to two years,, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the Holding Foreign Companies Accountable Act. Our auditor, Kreit & Chiu CPA LLP, is headquartered in New York, NY with its office at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, and has been inspected by the PCAOB on a regular basis. See “Item 3 Key Information — D. Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading,” as set forth the 2022 Annual Report.

Permissions and Approvals Required to be Obtained from PRC Authorities for our Business Operations

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production license for Class II and III disposable medical devices and production filing for Class I disposable medical device, operation license for Class III disposable medical devices and operation filing for Class II disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC.

However, if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations. See “Item 3 Key Information — D. Risk Factors — Risks Related to Our Business and Industry — If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations,” as set forth the 2022 Annual Report.

Permissions and Approvals Required to be Obtained from PRC Authorities for our Securities Offerings

As of the date of this prospectus, we believe that we and our PRC subsidiaries, (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this report, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and relevant five supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” Pursuant to the New Overseas Listing Rules, (i) in connection with our previous issuance of securities to foreign investors, neither we, nor our PRC subsidiaries are required to obtain any permissions or approvals from the CSRC, and (ii) should we decide to issue additional equity or equity-linked securities for listing overseas in the future, we are not required to obtain any permissions or approvals from any PRC government authorities, except for the requisite filing with the CSRC in connection with such issuance. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organizes or instigates the breach, they will be fined between RMB1 million and RMB10 million. In addition to above filing requirements, the Filings Rules also requires an issuer to report to the CSRC within three business days after occurrence of any the following events: (i) its change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

Business Overview

Overview

Meihua International is a Cayman Islands exempted company incorporated on November 10, 2020. Kang Fu International is our wholly owned subsidiary formed in Hong Kong on October 13, 2015. We operate our business through our operating subsidiaries in China, namely 1) Yangzhou Huada, a wholly foreign owned subsidiary of Kang Fu International Medical, formed on December 24, 2001, located in Yangzhou, Jiangsu Province, PRC; 2) Jiangsu Yada, a wholly owned subsidiary of Yangzhou Huada, formed on December 5, 1991, located in Yangzhou, Jiangsu Province, PRC; and 3) Jiangsu Huadong, a wholly owned subsidiary of Jiangsu Yada, formed on November 18, 2000, located in Yangzhou, Jiangsu Province, PRC.

Through our operating subsidiaries in the PRC, Yangzhou Huada, Jiangsu Yada and Jiangsu Huadong, we are mainly specialized in the research, development, manufacturing and sales of Class I, Class II and Class III disposable medical devices both domestically and internationally.

Pursuant to the Regulations on the Supervision and Administration of Medical Devices promulgated on January 4, 2000, which is effective on June 1, 2014 and amended by the State Council on May 4, 2017, medical devices are classified into the following three categories based on the degree of risk.

Class	Standard (per PRC National Medical Device Management regulations)
I	Class I medical devices shall refer to those devices with low level of risks and whose safety and effectiveness can be ensured through routine administration.
II	Class II medical devices shall refer to those devices with moderate risks that must be strictly controlled and regulated to ensure their safety and effectiveness.
III	Class III medical devices shall refer to those devices with relatively high risks that must be strictly controlled and regulated through special measures to ensure their safety and effectiveness.

We provide our customers with one-stop solution for a variety of safety and quality disposable medical devices. The safety and quality of disposable medical devices are always our core values. We attribute our success to our sustainable and organic growth driven by our capacity expansion based on market demand, our deep understanding of our target end markets and our sound relationships with our customers, distributors, independent sales agents, and suppliers.

Our Revenue Model

We generate revenues through 1) manufacturing and sales of Class I, II, III disposable medical devices under our own brands, 2) resales of Class I, II, III disposable medical devices sourced by us from other manufacturers. For the fiscal years ended December 31, 2022, 2021, and 2020, we recognized $103,346,341, $104,037,710, and $89,061,010, respectively, in revenues, of which our own brand sales accounted for 48.88%, 46.19%, and 49.94%, respectively, and the resales of sourced disposable medical devices from other manufactures accounted for 51.12%, 53.81%, and 50.06%, respectively.

Our disposable medical devices reach end users both domestically and internationally. For the fiscal years ended December 31, 2022, 2021, and 2020, our total sales to domestic direct end users customers and domestic distributor customers accounted for 99.52%, 85.78%, and 81.90% of our revenues, respectively. For the fiscal years ended December 31, 2022, 2021, and 2020, our sales to overseas distributing customers accounted for 0.48%, 14.22%, and 18.10%, respectively, of our revenues.

We sell disposable medical devices through our direct sales force and distributors. For the fiscal years ended December 31, 2022, 2021, and 2020, our sales through direct sale channels accounted for 9.16%, 9.13%, and10.59%, respectively, of our revenues, and our sales through distributors accounted for 90.84%, 90.87%, and 89.41%, respectively, of our revenues, of which domestic distributors accounted for 90.36%, 76.65%, and 71.31%, respectively, and exporting distributors accounted for 0.48%,14.22%, and 18.10%, respectively, of our revenues.

Our Products

Our products are sold throughout the PRC. Internationally, our products are exported to more than 30 countries, including Europe, North America, South America, Asia, Africa and Oceania.

Our current product portfolio (consisting of both self-manufactured and out-sourced products) includes: 1) Class I disposable medical devices, such as, disposable medical X-ray films, medical dry films, dry laser imagers, gauze bandages, examination gloves, pharmaceutical packaging materials and containers, low-density polyethylene (LDPE) bottles for eye drops, high-density polyethylene (HDPE) bottles for tablets, etc.; 2) Class II disposable medical devices, such as, disposable full anesthesia kits, medical brush, woman’s examination kits, urethral catheterization kits, gynecological examination kits, endotracheal intubation, medical masks, anal bags, and suction connecting tube, etc.; and 3) Class III disposable medical devices, such as disposable infusion pumps, anesthesia puncture kits, electronic pumps, etc.

As of the date of this prospectus, we have a total of 1,063 products in our product portfolio, including 937 products for domestic sales and 126 products for overseas sales.

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production licenses for Class II and III disposable medical devices, an operation license for Class III disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC. In addition, we maintain a robust quality assurance system. We have received international “CE” certification and ISO 13485 system certification. We have also registered with the FDA (registration number: 3006554788, 3007912861) for more than 30 products as of the date hereof, including but not limited to ID bracelets, surgical tapes, elastic and adhesive bandages, which are all FDA Class I products.

Our operating subsidiaries in the PRC focus on the manufacturing and sales of disposable medical devices as follows:

Yangzhou Huada

Yangzhou Huada mainly manufactures and sells Class I disposable medical devices, such as disposable pharmaceutical packaging materials and containers using LDPE for eye drops and high-density polyethylene (“HDPE”) bottles for tablets, as well as disposable plastic baby bottles, NB/PSN rubber covers and 8.2mL folded spoons for tools and containers, etc.

Additionally, Yangzhou Huada is also engaged in the resales of Class I and II disposable medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

As of the date of this prospectus, Yangzhou Huada has no manufacturing activities for Class II and III disposable medical devices and its sales are limited to our domestic customers.

Jiangsu Yada

Jiangsu Yada mainly manufactures and sells both domestically and internationally 1) Class I disposable medical devices, such as medical dry imaging films; and 2) Class II disposable medical devices, such as disposable woman’s examination kits, suction connecting tubes, and Class II 6866 medical polymer materials and products (including but not limited to transfusion equipment and pipelines, endotracheal intubation for respiratory anesthesia or ventilation), etc.

In addition to above, Jiangsu Yada is also engaged in the domestic and international resales of 1) Class I and Class II disposable medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

As of the date of this prospectus, Jiangsu Yada has no manufacturing and sales activities for Class III disposable medical devices.

Jiangsu Huadong

Jiangsu Huadong mainly manufactures and sales both domestically and internationally 1) Class I medical devices, such as medical x-ray films, multi-functional self-extracting X-ray film machines, dry films for medical use, gauze bandages, examination gloves, etc.; 2) Class II medical devices, such as disposable full anesthesia kits, urethral catheterization kits, gynecological examination kits, endotracheal intubation, medical masks, and various tubes, etc.; and 3) Class III medical devices, such as disposable infusion pumps, anesthesia puncture kits, electronic pumps, etc.

In addition to above, Jiangsu Huadong is also engaged in the domestic and international resales of Class I, II and III medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

COVID-19 Pandemic Products

With the impact of the coronavirus disease 2019 (COVID-19) outbreak commencing in the first half of 2020, demand in products related to virus prevention and control surged worldwide. Although these products were not our mainstream products previously, we witnessed order surges and demand outstripped supply for several months starting in February 2020. For the fiscal year ended December 31, 2020, orders for masks and gloves were valued at $10.1 million and $2.4 million, respectively.

As of the date of this prospectus, although the current market demand for certain virus prevention products is not as strong as that in 2020 in China due to the ongoing recovery from the COVID-19, awareness of protection against COVID-19 and other similarly situated droplet transmission diseases is to some extent rooted among people in China, resulting in continuing high demand among people for virus prevention and control products compared to previous years. Internationally, except for China, other countries are still in high demand of certain virus prevention products for the prevention and control of COVID-19. According to a COVID-19 vaccines update released by World Health Organization in December 2020, there are three COVID-19 vaccines for which certain national regulatory authorities have authorized the use. None have yet received WHO EUL/PQ authorization. The impact of COVID-19 vaccines on the pandemic will depend on several factors, such as the effectiveness of the vaccines; how quickly they are approved, manufactured, and delivered; and how many people get vaccinated. Most scientists anticipate that, like most other vaccines, COVID-19 vaccines will not be 100% effective. (Source: https://www.who.int/news-room/q-a-detail/coronavirus-disease-(covid-19)-vaccines?adgroupsurvey={adgroupsurvey}&gclid=CjwKCAiA_eb-BRB2EiwAGBnXXrbZVR1ojK9i13YVEq7Hg5YBAULf8ii7IRf8kxKBu3fQQVpzJ8iD9hoCtHUQAvD_BwE). As a result, we believe certain virus prevention products will still be in high demand due to the uncertainty surrounding the future severity of COVID-19 and the awareness of the general public towards the virus prevention. To anticipate and adapt to this new normal phase, the Company was building a 2,550 square meter of new factory for expanding the production scale of exporting products, located in Jiangsu Yada’s factory plant. The Company received government approval on December 22, 2020 and has started construction. The Company has completed construction during the current year, with a total cost of approximately $1.2 million. The source of funds for the new factory comes mainly from bank loans. The Company has placed an order for 12 production lines, which will be installed in the new factory when construction is complete. The new production lines have an estimated cost of $3.71 million and will be used to produce medical and civil non-woven products for outbreak prevention, including masks, protective clothing and testing papers. The annual production capacity of the new production lines includes approximately 45 million masks, 2.7 million insulation suits, 1.5 million protection suits, 90 million testing papers, 0.6 million Minimally invasive high-value consumables. Starting from February 2020, we began to gradually add to the production line for masks and increase the production of masks. However, as the sales of masks is declining, our eight mask production lines have been shut down in the past year. Sales of masks for the year ended December 31, 2022, 2021, and 2020 were approximately $0.53 million, $1.02 million, and $10.1 million, respectively.

As the epidemic gradually flattens out, the need for masks has decreased. We have not generated material cost consumption on the production of masks and masks are not our main sales product. Accordingly, the decrease of demand for masks in 2022 and 2021 has not have a material adverse effect on our revenue.

With additional capacity and a broad spectrum of product offerings, we are capable of providing tailored “one-stop” services to our customers, ranging from wound care, surgical auxiliary supplies to disease prevention.

Competitive Strengths

We are dedicated to serving our customers. We believe that the following strengths contribute to our success and are the differentiating factors that set us apart from our peers:

●	Cost-effective methods to address customers’ significant needs with a variety of products. As of the date of this prospectus, we have a total of 1063 products in our product portfolio covering all Class I, II, and III disposable medical devices, including 937 products for domestic sales and 126 products for overseas sales. Through sales of different products to our customers via our one-stop service, we are able to cost-effectively address our client’s needs.

●	Massive distribution network of clients, distributors, and suppliers. Through both direct sales and our massive distribution network, our products are sold to hospitals, pharmacies and medical institutions both domestically and internationally. As of the date of this prospectus, we have 81 employees in our sales department and 5,000 independent sales agents, 3,004 distributors for domestic sales and 324 exporting distributors for overseas sales. We not only have accumulated a substantial domestic customer base and forged strong relationships with these customers, but also established good long-term cooperative relationships with well-known foreign medical equipment brand companies, which extends our reach world-wide. We believe that these customers will continue to be a source of business as well as a good referral source to new customers.

●	Geographical advantages allow us to provide one-stop service to our customers at reduced cost. Hospitals and other medical institutions normally have lists of over a hundred or even a thousand of different kinds of disposable medical devices which they must procure on a regular basis. Our PRC operating subsidiaries and primary operations are located in Touqiao Town, Yangzhou City, Jiangsu Province, one of the four medical device centers in PRC. Dubbed the “Hometown of Medical Devices & Consumables in China,” Touqiao Town hosts hundreds of disposable medical device manufacturers manufacturing all different kinds of products. In addition to our own products, we are qualified to distribute products sourced from other manufacturers. As a result, our clients are able to receive all required products by placing just a single order with us. When we receive an order from our hospital clients or distributors, we are able to quickly fulfill the order by including our own branded products and qualified products sourced from other manufacturers in Touqiao Town. There are also large numbers of medical device professionals, including research and development, or “R&D,” and technology professionals, and thousands of independent sales agents based near our primary operations. We are therefore able to procure high quality raw materials and products of other brands at a comparatively low price within a short period of time and to obtain sufficient labor and support to our one-stop service and manufacturing.

●

Economies of scale and automation provide significant cost advantages. The scale of our production is regional-leading within the Yangtze River Delta region of China. The disposable medical devices we manufacture and sell are mainly low value-added products, which, however, are largely consumed and in huge demand every day in hospitals, medical institutions, and other health related industry entities. Through scaled production, we are able to increase our profit margins. In the procurement process, the production scale reduces our procurement costs and mitigates the impact of raw material price fluctuations. In the manufacturing process, we retrofitted equipment and introduced automation to improve production efficiency. At present, we have 12 purification plants covering a total area of approximately 110,352 square feet (10,252 square meters).

●	Leading competitive position maintained by high quality standard systems. Quality and safety are always our core value. Applying information acquired during our long-term business transactions with major medical institutions across China, we have developed a sophisticated quality management system, as well as a strict and effective internal control standard system. All of our products, either self-manufactured or sourced, fall within our quality control system subject to our quality inspection before delivery.

●	Market-driven research and development allow for continual improvement and long-term client loyalty. As of the date of this prospectus, we have an R&D team of 78 people, accounting for 12.46% of our total employees. For the fiscal year ended December 31, 2022, we invested a total of $2,962,904 in product and technology R&D. For the fiscal years ended December 31, 2021 and 2020, we invested a total of $2,725,014 and $2,492,059 in product and technology R&D. We adhere to a market-oriented R&D approach and actively cooperate with universities, hospitals, medical institutions, distributors and independent sales agents in setting our R&D orientation based on the real market demand. Through our R&D efforts, we continuously upgrade and improve our products and technologies to better suit our customers.

●	Visionary and experienced management team

Building a trusted brand and always doing the right thing for patients and customers has been at the heart of our founding management team since day one. Our company culture, strategic vision and operational execution are driven by our visionary founder, Yongjun Liu. Mr. Liu is a successful entrepreneur who has been engaged in the medical device industry for more than 40 years and has accumulated extensive experience and led his businesses to make remarkable achievements. He has been awarded as Excellent Entrepreneur, Honest Entrepreneur Representative and Medical Device Industry Representative on multiple occasions. At the same time, he is keen on public welfare undertakings. He has also sponsored numerous undertakings such as road reconstruction in towns and villages, donations to the Red Cross Society, reconstruction of nursing homes, poverty alleviation and aid for students. Our company culture mirrors our founder’s mission to empower and serve those who serve others.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2022 Annual Report and in the section titled “Risk Factors” beginning on page 17 of this prospectus.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information —D. Risk Factors — Risks Related to Our Business and Industry” in the 2022 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	in connection with the initial public offering of our Ordinary Shares in February 2022, we entered into certain agreements with a Hong Kong entity pursuant to which we believe we were defrauded of in excess of $10 million; because we failed to disclose such agreements at the time of the initial public offering, regardless of the arguably fraudulent nature of such agreements, we may be subject to potential liabilities or litigation exposure as a result of such agreements (see “In connection with the initial public offering of our Ordinary Shares in February 2022, we entered into certain agreements with a Hong Kong entity pursuant to which we believe we were defrauded of in excess of $10 million; because we failed to disclose such agreements at the time of the initial public offering, regardless of the arguably fraudulent nature of such agreements, we may be subject to potential liabilities or litigation exposure as a result of such agreements” on page 8 of our 2022 Annual Report);

●	our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates (see “Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates” on page 8 of our 2022 Annual Report);

●	any failure to maintain effective quality control over our products and services could materially adversely affect our business (see “Any failure to maintain effective quality control over our products and services could materially adversely affect our business” on page 9 of our 2022 Annual Report);

●	due to the nature of our business, we may experience or be exposed to significant liability claims or complaints from customers, doctors, patients or hospitals, litigation and regulatory investigations and proceedings, such as claims arising in relation to medical device safety, or adverse publicity involving our products, which could adversely affect our financial condition and results of operations (see “Due to the nature of our business, we may experience or be exposed to significant liability claims or complaints from customers, doctors, patients or hospitals, litigation and regulatory investigations and proceedings, such as claims arising in relation to medical device safety, or adverse publicity involving our products, which could adversely affect our financial condition and results of operations” on page 9 of our 2022 Annual Report);

●	a significant interruption in the operations of our third-party suppliers and other business partners could potentially disrupt our operations (see “A significant interruption in the operations of our third-party suppliers and other business partners could potentially disrupt our operations” on page 10 of our 2022 Annual Report);

●	while we utilize numerous suppliers, we do not have long term contracts with any of those suppliers and they could reduce order quantities or terminate their sales to us at any time (see “While we utilize numerous suppliers, we do not have long term contracts with any of those suppliers and they could reduce order quantities or terminate their sales to us at any time” on page 11 of our 2022 Annual Report);

●	we are dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected (see “We are dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected” on page 11 of our 2022 Annual Report);

●	if we fail to provide a one-stop solution to our customers, we may lose customers, which would cause our financial conditions and results of operations to be adversely affected (see “If we fail to provide a one-stop solution to our customers, we may lose customers, which would cause our financial conditions and results of operations to be adversely affected” on page 12 of our 2022 Annual Report);

●	the continuing development of our products depends upon our maintaining strong working relationships with our customers, distributors and independent sales agents (see “The continuing development of our products depends upon our maintaining strong working relationships with our customers, distributors and independent sales agents” on page 12 of our 2022 Annual Report);

●	if we are unable to collect account receivables from our customers, our results of operations and cash flows could be adversely affected (see “If we are unable to collect account receivables from our customers, our results of operations and cash flows could be adversely affected” on page 14 of our 2022 Annual Report);

●	we may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations (see “We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations” on page 14 of our 2022 Annual Report);

●	changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results (see “Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results” on page 15 of our 2022 Annual Report);

●	we have no business liability or disruption insurance, which could expose us to significant costs and business disruption (see “We have no business liability or disruption insurance, which could expose us to significant costs and business disruption” on page 15 of our 2022 Annual Report);

●	pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations (see “Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations” on page 16 of our 2022 Annual Report);

●	failure to keep up with the changes in domestic industry policies or standards could have a material and adverse effect on our reputation, financial condition and results of operations (see “Failure to keep up with the changes in domestic industry policies or standards could have a material and adverse effect on our reputation, financial condition and results of operations” on page 17 of our 2022 Annual Report);

●	if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations (see “If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations” on page 18 of our 2022 Annual Report);

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors— Risks Related to Our Corporate Structure” in our 2022 Annual Report)

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●	our directors and officers currently own an aggregate of 66.56% of the total voting power of our outstanding Ordinary Shares (see “Our directors and officers currently own an aggregate of 66.56% of the total voting power of our outstanding Ordinary Shares” on page 18 of our 2022 Annual Report);

●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law (see “You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law” on page 19 of our 2022 Annual Report);

●	recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations (see “Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations” on page 19 of our 2022 Annual Report);

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China” in our 2022 Annual Report, as filed with the SEC on August 29, 2023, and this prospectus

We face certain risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares (see “Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares” on page 17 of this prospectus;

●	if the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless (see “If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless” on page 20 of our 2022 Annual Report);

●	potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless (see “Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 17 of this prospectus);

●	changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations (see “Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations” on page 19 of this prospectus);

●	we may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business (see “We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 24 of our 2022 Annual Report);

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of future securities offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business (see “PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of future securities offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 24 of our 2021 Annual Report);

●	although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading (see “Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading” on page 25 of our 2022 Annual Report);

●	any failure to comply with PRC regulations regarding cybersecurity and data protection may subject us to fines and other legal or administrative sanctions, claims or legal proceedings (see “Any failure to comply with PRC regulations regarding cybersecurity and data protection may subject us to fines and other legal or administrative sanctions, claims or legal proceedings” on page 27 of our 2022 Annual Report);

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in the PRC (see “U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in the PRC” on page 30 of our 2022 Annual Report);

●	if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders (see “If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 31 of our 2022 Annual Report);

●	we face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see “We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 31 of our 2022 Annual Report);

Risks Related to Our Ordinary Shares (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares” in our 2022 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties related to our Ordinary Shares and the trading market, including, but not limited to, the following:

●	the market price for our Ordinary Shares may be volatile (see “The market price for our Ordinary Shares may be volatile” on page 32 of our 2022 Annual Report);

●	because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares in order to obtain return on your investment (see “Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment” on page 33 of our 2022 Annual Report);

●	substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline (see “Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline” on page 33 of our 2022 Annual Report);

●	we may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations (see “We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations” on page 34 of our 2022 Annual Report);

●	certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders (see “Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders” on page 34 of our 2022 Annual Report);

●	we are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements (see “We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” on page 34 of our 2022 Annual Report); and

●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses (see “We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses” on page 35 of our 2022 Annual Report).

Cash Flows through Our Company and Dividend Payments

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, pursuant to which the overseas entity listed in the U.S., Meihua International Medical Technologies Co., Ltd. (“Meihua International”), directly controls Yangzhou Huada Medical Device Co., Ltd (“Yangzhou Huada”) (the “WFOE”) and other domestic operating entities which are directly owned through the Hong Kong company, Kang Fu International Medical Co., Limited (“Kang Fu”).

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Meihua International at the close of securities offerings, the funds can be directly transferred to Kang Fu, and then transferred to subordinate operating entities through the WFOE.

As of the date of this prospectus, we have not made any dividends nor distributions to any U.S. investors. While we don’t presently intend to issue dividends to our shareholders, if the Company distributes dividends to our shareholders in the future, we will transfer the dividends to Kang Fu in accordance with the laws and regulations of the PRC, and then Kang Fu will transfer the dividends to Meihua International and the dividends will then be distributed from Meihua International to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	In the reporting periods presented in for the year ended December 31, 2022, no cash and other asset transfers occurred among the Company and its subsidiaries other than as summarized as below:

	For the year ended December 31, 2022 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Meihua to Kang Fu International Medical (1)	$(26,010,150)	$26,010,150	-
Cash transferred from Kang Fu International Medical to Meihua (2)	$390	$(390)	-
Cash transferred from Kang Fu International Medical to PRC subsidiaries (3)	-	$(20,389,970)	$20,389,970
Cash transferred from PRC subsidiaries to Kang Fu International Medical (4)	-	$130,000	$(130,000)

(1)	Meihua transferred $26,010,150 to Kang Fu International Medical as a working capital loan.
(2)	Kang Fu International Medical transferred $390 to Meihua for repayment of a working capital loan.
(3)	Kang Fu International Medical contributed $20,389,970 to PRC subsidiaries as a capital contribution.*
(4)	Yangzhou Huada, one of the PRC subsidiaries, transferred $130,000 to Kang Fu International Medical as a working capital loan.

*	On February 18, 2022, the Company closed its initial public offering of Ordinary Shares and received approximately US$35 million. In March and April 2022, the Company transferred approximately US$26.0 million to Kang Fu International Medical for working capital purpose then Kang Fu International Medical made capital injection in aggregated of approximately US$20.4 million to PRC subsidiaries - Yangzhou Huada and Hainan Guoxie.

	For the year ended December 31, 2021 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (5)	-	$(46,297)	$46,297
Cash transferred from PRC subsidiaries to Kang Fu International Medical (6)	-	$768,042	$(768,042)

(5)	Kang Fu International Medical transferred $46,297 to PRC subsidiaries for repayment of a working capital loan.
(6)	Yangzhou Huada, one of the PRC subsidiaries, transferred $768,042 to Kang Fu International Medical as a working capital loan.

	For the year ended December 31, 2020 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from PRC subsidiaries to Kang Fu International Medical (7)	-	$499,998	$(499,998)

(7)	Yangzhou Huada, one of the PRC subsidiaries, transferred $499,998 to Kang Fu International Medical as a working capital loan.

4.	No dividends or distributions of a subsidiary have been made to the Company for the years ended December 31, 2020, 2021 and 2022. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends for the near term.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capital. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” in the 2022 Annual Report for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, should we wish to distribute dividends to our shareholders, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Selected Condensed Consolidating Financial Schedule

In the tables below, we provide you with historical selected financial data for the years ended December 31, 2022 and 2021, which have been derived from our consolidated financial statements for those years. Historical results are not necessarily indicative of the results that may be expected for any future period.

Condensed Consolidating Schedule — Statement of Operations

	For the Year Ended December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Revenues	$-	$-	$103,346,341	$-	$103,346,341
Cost	$-	$-	$65,247,864	$-	$65,247,864
Gross profit	$-	$-	$38,098,477	$-	$38,098,477
Income (loss) from operations	$(2,757,913)	$(4,046,265)	$17,606,140	$-	$10,801,962
Income before consolidation	$8,994,612	$13,481,369	$-	$(22,475,981)	$-
Net income	$6,242,969	$8,994,611	$13,416,105	$(22,475,981)	$6,177,704

	For the Year Ended December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Revenues	$-	$-	$104,037,710	$-	$104,037,710
Cost	$-	$-	$64,232,469	$-	$64,232,469
Gross profit	$-	$-	$39,805,241	$-	$39,805,241
Income (loss) from operations	$(99,738)	$(16,387)	$26,377,079	$-	$26,260,954
Income before consolidation	$21,049,317	$19,812,052	$-	$(40,861,369)	$-
Net income	$20,949,579	$21,049,317	$19,812,052	$(40,861,369)	$20,949,579

Condensed Consolidating Schedule — Balance Sheet

	As of December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Cash and restricted cash	$6,038,630	$1,611,955	$19,086,115	$-	$26,736,700
Total current assets	$33,625,172	$52,461,542	$120,694,223	$(71,461,782)	$135,319,155
Investments in subsidiaries	$104,497,765	$108,984,522	$-	$(213,482,287)	$-
Total non-current assets	$104,497,765	$108,984,522	$28,258,424	$(213,482,287)	$28,258,424
Total assets	$138,122,937	$161,446,064	$148,952,647	$(284,944,069)	$163,577,579
Total liabilities	$-	$1,274	$24,897,225	$-	$24,898,499
Total shareholders’ equity	$138,122,937	$161,444,790	$124,055,422	$(284,944,069)	$138,679,080
Total liabilities and shareholders’ equity	$138,122,937	$161,446,064	$148,952,647	$(284,944,069)	$163,577,579

	As of December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Cash and restricted cash	$-	$129,037	$8,020,239	$-	$8,149,276
Total current assets	$1,616,971	$(5,839,105)	$88,203,305	$13,295,179	$97,276,350
Investments in subsidiaries	$106,251,369	$106,092,745	$-	$(212,344,114)	$-
Total non-current assets	$106,251,369	$106,092,745	$30,776,439	$(203,539,522)	$39,581,031
Total assets	$107,868,340	$100,253,640	$118,979,744	$(190,244,343)	$136,857,381
Total liabilities	$99,738	$443,265	$28,545,776	$-	$29,088,779
Total shareholders’ equity	$107,768,602	$99,810,375	$90,433,968	$(190,244,343)	$107,768,602
Total liabilities and shareholders’ equity	$107,868,340	$100,253,640	$118,979,744	$(190,244,343)	$136,857,381

Condensed Consolidating Schedule — Statement of Cash Flows

	For the Year Ended December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Net cash (used in) provided by operating activities	$(28,820,953)	$21,906,025	$(2,248,110)	$-	$(9,163,038)
Net cash used in investing activities	$-	$(20,165,956)	$(8,620,292)	$20,165,956	$(8,620,292)
Net cash provided by (used in) financing activities	$34,859,583	$(257,150)	$22,809,023	$(20,165,956)	$37,245,500

	For the Year Ended December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$-	$604,599	$(659,262)	$-	$(54,663)
Net cash used in investing activities	$-	$-	$(833,817)	$-	$(833,817)
Net cash (used in) provided by financing activities	$-	$(817,571)	$2,677,805	$-	$1,860,234

Corporate Information

Our principal executive offices are located at 88 Tongda Road, Touqiao Town, Guangling District, Yangzhou, 225000 People’s Republic of China, and our phone number is +86-0514-89800199. We maintain corporate websites at http://meihuamed.com and http://ir.meihuamed.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is the Michelman & Robinson LLP, 605 Third Avenue, 30th Floor, New York, New York 10158 and its phone number is (212) 730-7700.

RISK FACTORS

Investing in our securities involves risks. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in the PRC. Before making an investment decision, you should carefully consider the risks described herein, as well as under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in our 2022 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

We may not be able to prevent others from the unauthorized use of our intellectual property, which could materially harm our business and competitive position.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees that include terms identifying all employee-developed intellectual property as service inventions belonging to the Company. In addition, we are careful to remain current in payment of our annual patent fees. We regard our trademark, patents, know-how, proprietary technologies, and similar intellectual property rights as critical to our success. We may become an attractive target to intellectual property attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) all of our intellectual property rights will be adequately protected, or (ii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Intellectual property protection may not be sufficient in China. Confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we must resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares.

Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures and its supporting guidelines, reiterate the basic principles of the Draft Rules Regarding Overseas Listing and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete the filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application, or its completion of follow-on offering in the same overseas market where it has listed (including issuance of any corporate convertible bonds, exchangeable bonds and other equity-linked securities, but excluding the offering for employees incentive, dividend distribution by shares and share split). If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as orders to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, which was promulgated on February 17, 2023 and became effective on the same day, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been approved) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those issuers that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

However, since the Trial Measures were newly promulgated, their interpretation, application and enforcement remain unclear. If the filing procedure with the CSRC under the Trial Measures is required for any subsequent offerings, listing or any other capital raising activities, which may subject us to additional compliance requirements in the future, we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. If we do not complete any required record-filing or if we incorrectly conclude that record-filing is not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or record-filing for any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

As of the date of this report, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this report, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may nonetheless have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

The PRC’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

All of our operations are located in the PRC and substantially of our net revenues are derived from customers where the contracting entity is located in the PRC. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in the PRC.

PRC’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in the PRC and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. PRC’s social and political conditions may change and become unstable. Any sudden changes to PRC’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters generally. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, these regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the report based on foreign laws.

We conduct substantially all of our operations in the PRC, and substantially all of our assets are located in the PRC. In addition, all of our officers and directors are PRC nationals and reside within the PRC. As a result, it may be difficult for our shareholders to effect service of process upon us or our directors and officers inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision maybe difficult or impossible.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time offer and sell any combination of the securities described in this prospectus for up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our Company’s authorized share capital is US$50,000 divided into: (i) 80,000,000 Ordinary Shares, par value of US$0.0005 per share; and (ii) 20,000,000 preferred shares, par value US$0.0005 per share. As of the date of this prospectus, 23,940,000 Ordinary Shares are issued and outstanding and no preferred shares are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid.

Our Memorandum and Articles

The following are summaries of material provisions of our amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our amended and restated articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate annual or extraordinary general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each Ordinary Share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

Election of directors. Directors may be appointed by an ordinary resolution of our shareholder or by a resolution of the directors of the Company.

Meetings of directors. At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall be counted twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our amended and restated articles of association permit us to purchase, redeem or otherwise acquire our own shares, subject to certain restrictions and requirements under the Companies Act, our amended and restated memorandum and articles of association and any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors. Under the Companies Act, the repurchase of any share may be paid out of our company’s profits, out of our share capital account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, subject to certain conditions, out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the amended and restated memorandum and articles of association) has first been authorized by a resolution of our shareholders. In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue. We may from time to time by resolution of shareholders in the requisite majorities:

●	increase or decrease the authorized share capital of our Company;

●	subdivide our authorized and issued shares into a larger number of shares; and

●	consolidate our authorized and issued shares into a smaller number of shares.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Preferred Shares

As at the date of this prospectus, we have not issued any preferred shares. Under the amended and restated articles of association, before any Preferred Shares of any series are issued, our directors shall fix, by resolution of directors, the following provisions of such series:

●	the designation of such series and the number of Preferred Shares to constitute such series;

●	whether the shares of such series shall have voting rights, in addition to any voting rights provided by Companies Act, and, if so, the terms of such voting rights, which may be general or limited;

●	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of shares or any other series of Preferred Shares;

●	whether the Preferred Shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

●	the amount or amounts payable upon Preferred Shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

●	whether the Preferred Shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

●	whether the Preferred Shares of such series shall be convertible into, or exchangeable for, shares of any other class of shares or any other series of Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

●	the limitations and restrictions, if any, to be effective while any Preferred Shares or such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of Preferred Shares;

●	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of Preferred Shares; and

●	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of shares or any other series of Preferred Shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act of the Cayman Islands. The Companies Act of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that, for an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not required to be open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	an exempted company may not issue negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as an exempted limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to comply with the Nasdaq Global Market rules in lieu of following home country practice.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of our directors and officers for costs, charges, expenses, losses, or damages incurred in their capacities as such unless such losses or damages arise from dishonesty, willful default or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we plan to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that, on the requisition of any shareholders who hold not less than 10 percent of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, our board of directors shall convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, any of our directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our amended and restated memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our amended and restated memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

History of Securities Issuances

The following is a summary of our securities issuances since our incorporation:

Ordinary Shares

The Company is authorized to issue 80,000,000 Ordinary Shares of $0.0005 par value and 20,000,000 preferred shares of $0.0005 par value. As of August 23, 2023, 23,940,000 Ordinary Shares were issued and outstanding and no preferred shares were issued and outstanding.

Option Grants

We have not granted any options to purchase our Ordinary Shares.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares or preferred shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares or preferred shares will not have any rights of holders of Ordinary Shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares or preferred shares will not have any rights of holders of Ordinary Shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our 2022 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$11,020
FINRA fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our 2022 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2022.

LEGAL MATTERS

We are being represented by Michelman & Robinson, LLP, Los Angeles, CA and New York, NY with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by JunHe LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Meihua International Medical Technologies Limited and subsidiaries appearing in our Annual Report on Form 20-F for the year ended December 31, 2022 and 2021, as amended, have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as set forth in their reports thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014, New York, NY 10017. The consolidated financial statements of Meihua International Medical Technologies Limited and subsidiaries appearing in our Annual Report on Form 20-F for the year ended December 31, 2020, as amended, have been audited by Briggs & Veselka Co., an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The office of Briggs & Veselka Co. is located at Nine Greenway Plaza. Suite 1700. Houston, TX 77046.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the year ended December 31, 2022, originally filed with the SEC on April 14, 2023 and as amended on July 3, 2023, August 21, 2023, and August 29, 2023;

(2)	our reports of foreign private issuer on Form 6-K filed with the SEC on January 11, 2023, February 28, 2023, May 1, 2023, and May 15, 2023;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on February 15, 2022 and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, as amended, originally filed with the SEC on April 14, 2023 and as amended on July 3, 2023, August 21, 2023, and August 29, 2023, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Meihua International Medical Technologies Co., Ltd.

88 Tongda Road, Touqiao Town

Guangling District, Yangzhou, 225000

People’s Republic of China

Tel: +86-0514-89800199

secretary@meihuamed.com

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

Substantially all of our assets are located in China. All of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located in the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon us or these five directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the report based on foreign laws” in this prospectus.

We have appointed Michelman & Robinson LLP, 605 Third Avenue, 30th Floor, New York, NY 10158, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and JunHe, LLP, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained by fraud, and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands o other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

JunHe LLP has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. JunHe LLP has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the report based on foreign laws.”

$100,000,000

of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

September 29, 2023

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

$6,000,000 of Senior Convertible Notes and

2,191,381 Ordinary Shares Issuable  upon Conversion of the Senior Convertible Notes

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC

December 27, 2023